UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

35 Dory Road

Gloucester, Massachusetts 01930

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 20, 2011

The 2011 Annual Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, January 20, 2011, at 9:30 a.m., local time, to consider and act upon the following matters:

(1)	To elect two Class III Directors, each for a term of three years;

(2)	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011;

(3)	To approve our 2011 Management Incentive Plan; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the enclosed proxy statement.

November 22, 2010 was the record date for determining which stockholders are entitled to notice of, and to vote at, the meeting and at any subsequent adjournments or postponements. A list of stockholders entitled to vote at the 2011 Annual Meeting is available for inspection at our principal executive offices at 35 Dory Road, Gloucester, Massachusetts 01930.

We have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on November 22, 2010 will receive a Notice of Internet Availability of Proxy Materials and may vote at the annual meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about December 2, 2010.

All stockholders are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or by telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Any stockholder of record at the close of business on November 22, 2010, attending the annual meeting may vote in person even if he or she previously voted by another method. If you wish to attend the meeting to vote in person and need directions, please contact Varian Semiconductor Equipment Associates, Inc. at (978) 282-2000. You may revoke your proxy at any time before the 2011 Annual Meeting by following the procedures described under the caption “Revocation of Proxy” on page 3 of the proxy statement.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Gary E. Dickerson

Chief Executive Officer

Gloucester, Massachusetts

December 1, 2010

Your Vote Is Important

It is important that your shares be represented at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please submit your proxy (1) over the Internet, (2) by telephone or (3) by mail. For specific instructions, please see “Appointment of Proxy” beginning on the second page of the proxy statement and the instructions on the proxy card relating to the Annual Meeting.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

PROXY STATEMENT

i

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

35 Dory Road

Gloucester, Massachusetts 01930

Proxy Statement for the 2011 Annual Meeting of Stockholders

To Be Held on January 20, 2011

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Varian Semiconductor Equipment Associates, Inc. for use at our 2011 Annual Meeting of Stockholders to be held on January 20, 2011, at 9:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting as permitted by law. These proxy materials were first furnished to stockholders on or about December 2, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JANUARY 20, 2011.

This proxy statement and the 2010 Annual Report to Stockholders are available for viewing, printing and downloading by clicking on the “Investor Relations” link and then “SEC Filings” at www.vsea.com.

A copy of the Annual Report on Form 10-K for fiscal year 2010, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to:

Investor Relations

Varian Semiconductor Equipment Associates, Inc.

35 Dory Road

Gloucester, MA 01930

Phone: 978-281-2000

PURPOSE OF MEETING

As described in more detail in this proxy statement, we will vote on the following proposals at the 2011 Annual Meeting:

(1)	To elect two Class III Directors, each for a term of three years;

(2)	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011;

(3)	To approve our 2011 Management Incentive Plan; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

APPOINTMENT OF PROXY

General

Stockholders of Record

We encourage you to appoint a proxy to vote on your behalf by promptly submitting the proxy that is solicited by our Board of Directors and that, when properly completed, will ensure that your shares are voted as you direct. We strongly encourage you to submit your completed proxy to us regardless of whether you will attend the 2011 Annual Meeting to ensure that your vote is represented at the 2011 Annual Meeting.

If we do not receive your completed proxy prior to the Annual Meeting, your proxy will not be valid. In this case, unless you attend the 2011 Annual Meeting, your shares will not be represented.

The Notice of Internet Availability of Proxy Materials that you received contains instructions on how to vote over the Internet or by telephone, as well as how to obtain a paper copy of a proxy card. If you are a registered stockholder (where you hold your stock in your own name) you may submit a proxy over the Internet by following the instructions at http://proxy.ir.vsea.com. Proxy submissions over the Internet or by telephone are valid under Delaware law.

The persons named in the proxy card have been designated as proxies by our Board of Directors. The designated proxies are our officers. They will vote as directed by the completed proxy card.

If you wish to change your vote, you may do so by revoking your proxy before the 2011 Annual Meeting. Please see “Revocation of Proxy” below for more information.

Beneficial Owners

If you hold your shares in street name, by a brokerage firm, or bank, your brokerage firm or bank, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions your brokerage firm or bank provides you on the vote instruction form, provided by them. Many brokers and banks offer the option of voting over the Internet or by telephone. We strongly encourage you to promptly provide your voting instructions to your bank or broker so that your shares are voted. You may also request a legal proxy from your bank or broker to vote in person at the 2011 Annual Meeting.

If you hold your shares in street name and you received a Notice of Internet Availability of Proxy Materials, you will need to contact your bank, broker or other nominee to determine how to submit a proxy over the Internet or by telephone or to obtain a voter instruction form.

General

The persons who are the designated proxies will vote as you direct in your proxy. Please note that proxies returned without voting directions, and without specifying a proxy to attend the 2011 Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board of Directors in accordance with the recommendations of our Board of Directors as permitted by law.

If any other matter properly comes before the 2011 Annual Meeting, your proxies will vote on that matter in their discretion.

Voting Securities and Votes Required

On November 22, 2010, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 73,968,510 shares of our common stock. Holders of shares of our common stock are entitled to one vote per share.

Under our bylaws, the holders of a majority of the shares of our common stock outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Shares of our common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of the Class III Directors. The affirmative vote of the holders of a majority of the shares of our common stock voting on the matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011 and approval of the 2011 Management Incentive Plan.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of the Class III Directors, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011 and approval of the 2011 Management Incentive Plan. Stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy or to follow the instructions for voting provided by their broker or nominee.

Revocation of Proxy by Stockholders of Record

You may revoke or change your proxy before the 2011 Annual Meeting by:

•	sending us a written notice of revocation prior to the 2011 Annual Meeting;

•	attending the 2011 Annual Meeting and voting in person; or

•	ensuring that we receive from you prior to the Annual Meeting to be held on January 20, 2011 a new proxy card with a later date.

A copy of our Annual Report on Form 10-K for fiscal year 2010, as filed with the Securities and Exchange Commission, or the SEC, is being made available to stockholders at the same time of the mailing of this Notice on or about December 2, 2010. Exhibits to the Form 10-K and this Proxy will be provided to any stockholder upon written or oral request to the Secretary, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930 978-281-2000 at no charge.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a term ending on the third annual meeting at which such class was elected. Our Board of Directors currently consists of two Class I Directors (with terms expiring at the 2012 Annual Meeting), two Class II Directors (with terms expiring at the 2013 Annual Meeting) and two Class III Directors (with terms expiring at the 2011 Annual Meeting). At the 2010 Annual Meeting, our two Class II Directors up for re-election were elected.

At the 2011 Annual Meeting, stockholders will have an opportunity to vote for two nominees for Class III Directors, Richard A. Aurelio and Bin-ming (Benjamin) Tsai. Mr. Aurelio and Dr. Tsai are currently serving as Class III Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Unless contrary instructions are provided, the persons named as proxies will, upon receipt of a properly executed proxy, vote to elect the two nominees as Class III Directors. Each of the nominees has indicated his willingness to serve, if elected. However, if either or both of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors or our Board of Directors may reduce the number of directors.

There are no family relationships among any of our directors and executive officers.

Our Board of Directors believes the election of Richard A. Aurelio and Bin-ming (Benjamin) Tsai as Class III Directors is in our best interests and those of our stockholders and therefore, our Board of Directors unanimously recommends that the stockholders vote “FOR” the nominees.

Our Board and its Nominating and Corporate Governance Committee believe that all of the directors and nominees listed below are highly qualified and have the skills and experience required for service on our Board. The following table sets forth certain information with respect to our directors and nominees as of the date of this proxy statement, including biographies that reflect their significant experiences, qualifications and skills:

Name and Age	Principal Occupation and Business Experience
Class I Directors (Terms Expire at the 2012 Annual Meeting)

Gary E. Dickerson, 53

Mr. Dickerson has served as the Chief Executive Officer and a director of Varian Semiconductor since October 2004. Prior to joining us, Mr. Dickerson was President and Chief Operating Officer of KLA-Tencor Corporation from July 2002 to April 2004. From July 1999 to June 2002, he served as Chief Operating Officer of KLA-Tencor Corporation and before that Mr. Dickerson served in various leadership positions at KLA-Tencor Corporation.

As our Chief Executive Officer and director since 2004 and having worked in business leadership positions within the semiconductor industry for 30 years, Mr. Dickerson brings to the Board extensive leadership and deep knowledge and understanding of our business, customers, operations and employees, the opportunities and risks faced by Varian Semiconductor, and management’s strategy and plans for accomplishing our goals. Further Mr. Dickerson possesses a comprehensive understanding of global business matters, which is particularly important for Varian Semiconductor due to its substantial international client base.

Name and Age	Principal Occupation and Business Experience

Robert W. Dutton, 66

Dr. Dutton served as a director of Varian Associates, Inc., or VAI, from 1996 until April 1999 and has served as a director of Varian Semiconductor since our spin-off from VAI in April 1999. Dr. Dutton is a Professor of Electrical Engineering at Stanford University, where he has held various other positions since 1971, including serving for more than 10 years as Director of Research in the Center for Integrated Systems, an international research consortium of more than a dozen leading integrated circuit manufacturing companies. Since July 2002, Dr. Dutton has served as a director of Tiburon Design Automation, a privately held company. Since December 2005, Dr. Dutton has served as a director of Robust Chip Inc., a privately held company.

For over 30 years, Dr. Dutton has been deeply involved in leading research and development of technologies for the semiconductor industry, receiving many awards and recognitions for his pioneering contributions. As our director for over 10 years and as Chairman of our Technology and Growth Strategy Committee, Dr. Dutton has provided a wealth of knowledge to our technology and growth initiatives.

Class II Directors (Terms Expire at the 2013 Annual Meeting)

Xun (Eric) Chen, 41

Dr. Chen has served as a director of Varian Semiconductor since March 2004. Dr. Chen co-founded and served as a Chief Executive Officer of Brion Technologies, Inc., a technology company based in California from July 2002 through April 2008. Dr. Chen has been a Managing Director of Silver Lake Partners since April 2008. From October 1999 until July 2002, Dr. Chen was a Vice President in the Equity Research Department of J.P. Morgan Chase, where he covered the semiconductor and semiconductor equipment sectors.

As a result of his technology-focused experience in private equity investments, investment banking and finance, Dr. Chen brings to the Board significant strategic, business development, M&A and financial experience related to the business and financial issues facing global technology corporations, as well as a comprehensive understanding of international business matters, particularly in Asia. In addition, having previously co-founded and served as a Chief Executive Officer of a company engaged in semiconductor technology and having served as our director since 2004, Dr. Chen possesses significant leadership experience and understanding of our business.

Dennis G. Schmal, 63

Mr. Schmal has served as a director of Varian Semiconductor since August 2004. Mr. Schmal is a retired audit partner from Arthur Andersen, where he worked for 27 years. He retired from Arthur Andersen in April 1999. Mr. Schmal continues to perform a variety of part-time consulting services for a number of companies. Mr. Schmal also serves as a director of Pacific Metrics Corporation, a privately held company, AssetMark Funds, Grail Advisors ETF Series Trust and the Wells Fargo Multi-Strategy 100 Hedge Fund, three registered investment companies, and Merriman Curhan Ford Group, Inc., a publicly traded company. He is a Certified Public Accountant.

Mr. Schmal’s extensive knowledge and experience in finance and matters of financial reporting have significantly assisted our directors, both from the Audit Committee perspective and financial strategy perspective. Further, through his service on other Boards, including the Board of another publicly traded company, Mr. Schmal brings corporate governance and compliance insights.

Name and Age	Principal Occupation and Business Experience
Class III Directors (Terms Expire at the 2011 Annual Meeting)

Richard A. Aurelio, 66

Since January 2006, Mr. Aurelio has served as Non-Executive Chairman of Varian Semiconductor. Mr. Aurelio served as Executive Chairman from October 2004 to January 2006 and previously served as Chairman and Chief Executive Officer from February 2001 to October 2004. From April 1999 to February 2001, he served as President and Chief Executive Officer. Prior to April 1999, he was the Executive Vice President of Varian Associates, Inc., or VAI, responsible for the Semiconductor Equipment Business. Mr. Aurelio joined VAI in 1991 from a position as Executive Vice President of ASM Lithography, a European-based company, where he was also President of its U.S. affiliate. Mr. Aurelio also served as a director of Mykrolis Corporation from February 2002 until November 2004. He was a director of Brion Technologies from September 2002 through March 2007. Mr. Aurelio served as a director of Fairchild Semiconductor International, Inc. from February 2006 to May 2008.

As our former Chief Executive Officer, as well as an executive officer of our predecessor company and another semiconductor capital equipment company, Mr. Aurelio brings over 20 years of significant leadership experience in the semiconductor industry and a deep knowledge and understanding of our business, operations, industry and customers. Further, having served as a director of other publicly traded companies, Mr. Aurelio possesses valuable insights on Board matters and corporate governance issues.

Bin-ming (Benjamin) Tsai, 52

Dr. Tsai has served as a director of Varian Semiconductor since May 2008. In October 2009, Dr. Tsai was also elected to the Board of Directors of Ultratech, Inc. Since October 2006 Dr. Tsai has served as Executive Vice President, Chief Technology Officer and Corporate Alliances at KLA-Tencor Corporation. He previously held the position of Senior Vice President, Technology at Tokyo Electron Limited from January 2005 to October 2006. Prior to 2005, Dr. Tsai spent twenty years at KLA-Tencor in various technology and business leadership positions.

As a result of his more than 25 years of technology and business development leadership positions at semiconductor capital equipment companies, Dr. Tsai brings deep insights into future trends in semiconductor technology, as well as significant understanding of strategic technology issues, M&A and business development. Dr. Tsai also possesses a comprehensive understanding of international business matters, particularly with respect to managing semiconductor customer and partner relationships in Asia. Further, as a director of another publicly traded company, Dr. Tsai brings insights into corporate governance and compliance matters.

CORPORATE GOVERNANCE

Board Responsibilities and Structure

The principal responsibility of the Board of Directors is to oversee our management and, in so doing, serve our best interests and those of our stockholders. This responsibility includes:

•	Reviewing and overseeing principal operating, financial and other corporate plans, strategies and objectives.

•	Evaluating our performance and that of our senior executives and taking appropriate action, including removal, when warranted.

•	Evaluating our compensation programs on a regular basis and determining the compensation of our senior executives.

•	Reviewing material transactions and commitments in the ordinary course of business.

•	Developing a corporate governance structure that allows and encourages the Board of Directors to fulfill its responsibilities.

•	Providing advice and assistance to our senior executives.

In addition, it is the Board of Directors’ practice, on at least an annual basis, to review potential successors for each member of our executive staff. In discharging their fiduciary duties, Board of Directors members are expected to exercise their business judgment, understand the company and its business and determine whether effective systems are in place for the periodic and timely reporting to the Board of Directors. The Board of Directors and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time as appropriate. Directors are responsible for attending board meetings and meetings of committees on which they serve, and devoting the time needed, and meeting as frequently as necessary, to discharge their responsibilities properly. The Board of Directors’ agendas include regularly scheduled sessions to meet without the presence of management. The Board of Directors has access to all of our employees outside of Board of Directors meetings and the Board of Directors periodically visits different Varian Semiconductor locations.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Mr. Aurelio, who is one of our independent directors, serves as our Chairman of the Board. The responsibilities of the Chairman of the Board include, but are not limited to: setting the agenda for each Board meeting, in consultation with the Chief Executive Officer and the other directors; presiding at executive sessions of the Board; authorizing the retention of outside advisors and consultants who report directly to the Board; and conducting, with the other directors, a formal evaluation of the Chief Executive Officer and other executive officers at least annually.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for us at this time. However, the Board understands that there is no single generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate our Board leadership structure may vary as circumstances warrant.

Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its oversight role, our Board has the responsibility to ensure that risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in working with management to establish our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for our company. The Board and its committees receive regular updates from management (including representatives of our legal and internal audit teams) regarding certain risks that we face, including litigation and various operating risks.

Although our full Board is ultimately responsible for risk oversight at our company, it has delegated to the Audit Committee the primary responsibility for the active oversight of our enterprise risk management activities. Our Audit Committee is not only responsible for overseeing risk management of financial matters, the adequacy of our risk-related internal controls, financial reporting and internal investigations, but also our enterprise risk management processes and our major financial exposures, as well as the steps our management has taken to monitor and control such exposures.

In addition, our other Board committees each oversee certain aspects of risk management. Our Compensation Committee oversees risks related to our compensation policies and practices, our Nominating and Corporate Governance Committee oversees governance related risks, such as Board independence, as well as the composition and effective functioning of the Board and its committees, and our Technology and Growth Strategy Committee oversees risks related to our technologies and investments in research and development.

While the Board is responsible for risk management oversight, management is responsible for day-to-day risk management. We maintain an effective internal controls environment and have processes to identify and manage risk.

Board Committees

The Board of Directors delegates various responsibilities and authorities to different Board of Directors committees. Committees regularly report on their activities and actions to the full Board of Directors. The Board of Directors currently has, and appoints the members of, the standing Audit, Compensation, Nominating and Corporate Governance and Technology and Growth Strategy Committees. The Board of Directors determined each member of the Audit, Compensation and Nominating and Corporate Governance committees to have no material relationship with us (including any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director) and to be independent, as defined under the rules of the NASDAQ stock market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. Each of the Board of Directors committees has a written charter approved by the Board of Directors and each Committee conducts an annual evaluation of the Committee’s performance through the Nominating and Corporate Governance Committee. Each Committee can engage outside experts, advisers and counsel to assist the Committee in its work. Copies of each charter are posted on our web site at www.vsea.com under the “Corporate Governance” section of Investor Relations.

The following table identifies the current Board of Directors and committee members and certain additional information related to directors’ meeting attendance and qualifications.

Name	Board	Audit	Compensation	Nominating and Corporate Governance	Technology and Growth Strategy	Attended At Least 75% of the Board and Committee Meetings	Attended 2010 Annual Meeting	Financially Literate	Financial Expert
Number of Meetings During Fiscal Year 2010	8	10	8	5	4	n/a	n/a	n/a	n/a
Richard A. Aurelio (Non-Executive Chairman)	✓				✓	✓	✓	✓
Xun (Eric) Chen	✓	✓	✓	Chair	✓	✓	✓	✓
Gary E. Dickerson	✓				✓	✓	✓	✓
Robert W. Dutton	✓	✓	✓	✓	Chair	✓	✓	✓
Dennis G. Schmal	✓	Chair	✓	✓	✓	✓	✓	✓	✓
Bin-ming (Benjamin) Tsai	✓	✓	Chair	✓	✓	✓	✓	✓

Audit Committee

The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function and the independent accountant’s qualifications, independence and performance. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, approves the scope of the annual audit by the independent registered public accounting firm, reviews audit findings and accounting policies, assesses the adequacy of internal accounting controls and disclosure controls and risk management and reviews and approves our financial disclosures. The Audit Committee also meets privately, outside the presence of our management, with the independent registered public accounting firm. The Audit Committee’s specific responsibilities are set forth in its written charter.

Compensation Committee

The Compensation Committee is responsible for determining the compensation of executive officers, granting equity-based awards, adopting and amending equity-based and other employee benefit plans, hiring and terminating executive officers, negotiating the terms of any employment agreements and arrangements with executive officers and reviewing and discussing with management our “Compensation Discussion and Analysis,” which is included beginning on page 17 of this proxy statement. The Compensation Committee is charged with making recommendations regarding director compensation. To the extent permitted by applicable law and the provisions of the equity-based plan, the Compensation Committee delegates to one or more of our executive officers the authority to grant equity awards to employees who are not our directors or executive officers. The Compensation Committee can also designate one or more of its members to perform duties on its behalf, subject to reporting to or ratification by the Compensation Committee. The Compensation Committee’s specific responsibilities are set forth in its written charter.

Our Compensation and Benefits Group (comprised of members of our Human Resources, Finance and Legal departments) supports the Compensation Committee in its work. In addition, the Compensation Committee has engaged the services of Frederic W. Cook & Co., Inc., or FW Cook, to advise the Compensation Committee with respect to executive compensation philosophy and Compensation Committee process. During 2010, FW Cook’s work with the Compensation Committee related to the following:

•	review of the peer group used for benchmarking purposes;

•	review of management’s annual benchmarking analysis and compensation recommendations for the coming year;

•	presentations on trends within the industry;

•	analysis of board of director and chairman compensation; and

•	review of our Compensation Discussion and Analysis in this proxy statement.

The Compensation Committee may continue to engage outside experts in 2011 to advise it with regard to executive compensation programs, data presentations and related matters. FW Cook was selected by the Compensation Committee in 2006, 2007, 2008, 2009 and 2010 and has not performed work for us other than pursuant to these compensation engagements by the Compensation Committee. For more information on the responsibilities and activities of the Compensation Committee, including the Compensation Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation” and the Compensation Committee’s charter.

Nominating and Corporate Governance Committee

As provided in its charter, the Nominating and Corporate Governance Committee identifies and recommends to the Board of Directors nominees for election or re-election to the Board of Directors and will consider nominations submitted by stockholders.

Director Qualifications and Diversity

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that has a significant breadth of experience, knowledge and abilities that shall assist the Board of Directors in fulfilling its responsibilities. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating and Corporate Governance Committee reviews a potential new candidate, they look specifically at the candidate’s qualifications in light of the needs of the Board of Directors at that time given the then current mix of director attributes.

Generally, in nominating director candidates, the Nominating and Corporate Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, honesty and a commitment to understand us and our industry and to attend and participate in meetings. The nominees should also have demonstrated business acumen, experience and the ability to exercise sound judgments in matters that relate to our current and long-term objectives. Further, the nominees should be willing and able to contribute positively to the decision-making process and should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill his or her responsibility as a director. Any nominee should normally be able to serve a three-year term as director before turning 75. In addition, all nominations attempt to ensure that the Board of Directors will encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities. In seeking a diversity of background, the Nominating and Corporate Governance Committee also seeks to include a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. Our Corporate Governance Guidelines provide that the value of diversity should be considered in making board nominations. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. The annual assessment of the Board composition by the Nominating and Corporate Governance Committee enables the Board to update the skills and experience it seeks on the Board as a whole, and in individual directors, as our needs evolve and change over time. The Board of Directors has not established any term limits to an individual’s membership as a director.

To recommend a nominee, a stockholder must give notice to the Board of Directors, at our registered address: c/o the Secretary of the Board of Directors, 35 Dory Road, Gloucester, Massachusetts 01930. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice for the 2012 Annual Meeting must be given no later than the deadline for other stockholder proposals for that meeting as is described in

“Information About Stockholder Proposals for 2012 Annual Meeting” below. Once we receive the recommendation, the Nominating and Corporate Governance Committee will evaluate the candidate and may contact the candidate for additional information, including certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to any inquiries within the time frame provided in order to be considered for nomination by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee did not pay any fees to any third party to assist us in identifying or evaluating any potential nominees for director during fiscal year 2010. The Nominating and Corporate Governance Committee has not received any nominations for director from stockholders for the 2011 Annual Meeting.

Technology and Growth Strategy Committee

The Technology and Growth Strategy Committee periodically examines management’s direction and investment in our research, development, technology and growth initiatives and reports periodically to the Board of Directors on such matters. This includes, but is not limited to, the review of long-term strategic goals and objectives, the quality and direction of our research and development programs and our approach to acquiring and maintaining new technologies. The Technology and Growth Strategy Committee’s specific responsibilities are set forth in its written charter.

Director Independence

With the assistance of legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal and NASDAQ standards for Board and Board Committee member independence. A summary of the answers to annual questionnaires completed by each of the directors and a report of transactions with Director-affiliated entities were also considered. On the basis of this review, the Committee provided its findings to the Board, and the Board made its independence determinations based upon the Committee’s findings and supporting information.

As a result of this review, our Board of Directors has determined that the following directors are independent of Varian Semiconductor and our management and that each is an independent director” as defined under Rule S605(a) of the NASDAQ Stock Market, Inc. Marketplace Rules: Drs. Chen, Dutton, Tsai and Messrs. Aurelio and Schmal. The Board also has determined that Mr. Dickerson is not considered an independent Director because of his employment as Chief Executive Officer of Varian Semiconductor.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code under the Investor Relations section on our website, www.vsea.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

We have established a hotline for use by employees to report actual or suspected violation of the code of business conduct and ethics. The hotline is operated by an independent third party, which enables employees to submit reports on an anonymous basis.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board of Directors’ Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Committee meetings, subject to ratification by the Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to Varian Semiconductor of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising only from the related person’s position as a director of another corporation that is a party to the transaction,

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction, and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Transactions with Related Persons

We did not enter into any related person transactions during fiscal year 2010.

Communications from Stockholders to the Board of Directors

The Board of Directors recommends that stockholders initiate any communication with the Board of Directors in writing and send it to the attention of our Corporate Secretary. This process will assist the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. The Board of Directors has instructed our Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration.

Corporate Governance Guidelines

We believe that strong and effective corporate governance procedures and practices are an important part of our corporate culture. In that spirit, the Nominating and Corporate Governance Committee, which is responsible for overseeing the corporate governance guidelines, annually reviews them and makes recommendations to the Board of Directors concerning corporate governance matters. The Board of Directors may amend, waive, suspend, or repeal any of the guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board of Directors’ judgment or fiduciary duties. The guidelines are posted on our web site at www.vsea.com under the “Corporate Governance” section of “Investor Relations”. Among other matters, the guidelines include the following items concerning the Board of Directors:

•	A majority of directors shall be independent.

•	A director shall limit the number of other public company boards on which he or she serves.

•	All directors are expected to adhere to the Code of Business Conduct and Ethics.

•

The Chairman of the Board shall establish the agenda for each Board of Directors meeting. Each Board member is free to suggest the inclusion of agenda items and is free to raise at any Board of Directors meeting subjects that are not on the agenda for that meeting.

•	The agenda for every regularly scheduled Board of Directors meeting shall include a meeting of the independent directors, as defined by the rules of NASDAQ, in executive session.

•

The Board of Directors and each of the Board Committees have the power to hire and consult with independent legal, financial or other advisors for the benefit of the Board of Directors or such Committee, as they may deem necessary, without consulting or obtaining the approval of any of our officers in advance.

•	Directors should be incentivized to focus on long-term stockholder value. Including equity as part of director compensation helps align the interests of directors with those of our stockholders.

•

In accordance with NASDAQ rules, each director is expected to be involved in continuing director education on an ongoing basis to enable him to better perform his duties and to recognize and deal appropriately with issues that arise.

•	The Board of Directors evaluates our Chief Executive Officer in the manner that it determines to be in the best interests of our stockholders.

•	The Compensation Committee shall be responsible for overseeing the evaluation of our senior executives.

DIRECTOR COMPENSATION

Overview

The general policy of the Board of Directors is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay employee directors for Board of Directors service in addition to their regular employee compensation. For 2010, the Compensation Committee, which consists solely of independent directors, had the primary responsibility for reviewing and considering any revisions to director compensation. The Board of Directors reviews the Committee’s recommendations and determines the amount of director compensation.

Our Compensation and Benefits Group supports the Committee in setting director compensation and creating director compensation programs. In addition, the Committee can engage the services of outside advisers, experts, and others to assist the Committee. During 2010, the Committee utilized the services of FW Cook to perform a review of director compensation.

The Executive and Director Compensation Peer Group consists of companies generally comparable to us due to similar industries, technologies, revenue and market capitalization levels and overall financial performance and is identical to the peer group used for executive compensation benchmarking. The Executive and Director Compensation Peer Group consists of the following companies:

Analog Devices, Inc.	MEMC Electronic Materials, Inc.
Brooks Automation, Inc.	Microchip Technology
Cymer, Inc.	MKS Instruments, Inc.
Entegris, Inc.	Novellus Systems, Inc.
Fairchild Semiconductor International, Inc.	Skyworks Solutions
KLA-Tencor Corporation	Teradyne Inc.
Lam Research Corporation

In fiscal year 2010, we modified the composition of our Executive and Director Compensation Peer Group for purposes of setting fiscal year 2011 target compensation, as discussed in more detail under the heading “Compensation Discussion and Analysis-Benchmarking.” We expect to continue to evaluate the appropriateness of the companies included in our peer groups, as necessary.

Non-Executive Chairman of the Board of Directors

Mr. Aurelio serves as the Non-Executive Chairman of the Board of Directors. For fiscal year 2010, Mr. Aurelio, as the Non-Executive Chairman of the Board of Directors, received (i) an annual retainer of $100,000 and (ii) meeting fees and annual equity grants equal to that of all other non-employee directors.

Mr. Aurelio receives compensation in addition to the compensation received by other non-employee members of the Board of Directors due to his increased responsibilities as the Chairman of the Board of Directors, whereby he regularly reviews agendas and presentation materials prepared by management prior to the regularly scheduled Board of Director meetings and participates in discussions with the Chief Executive Officer and Chief Financial Officer.

Non-Employee Director Compensation

For fiscal year 2010, each non-employee director received the following cash compensation in consideration for his service on the Board of Directors (except as where otherwise provided):

•	$35,000 annual cash retainer for each non-employee director other than the Non-Executive Chairman of the Board of Directors;

•	$100,000 annual cash retainer for the Non-Executive Chairman of the Board of Directors;

•	$2,500 for each meeting of the Board of Directors that a director attends in person;

•	$1,000 for each meeting of the Board of Directors that a director attends telephonically;

•

$1,000 for each meeting of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or the Technology and Growth Strategy Committee that a director attends either in person or telephonically;

•	an additional $10,000 annual cash retainer for the director appointed as Chairman of the Audit Committee; and

•

an additional $6,000 annual cash retainer for the directors appointed as Chairman of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee and Chairman of the Technology and Growth Strategy Committee.

The annual cash retainer paid to each of the non-employee directors, as described above, will be paid by us, in two installments, consisting of a first payment of 50% of the annual cash retainer amount due on the first business day following the Annual Meeting and a second payment of 50% of the annual cash retainer amount due on the date that is six months after the date of such Annual Meeting (or the next business day thereafter, if such day is not a business day) for so long as the non-employee director serves as such; provided, however, that if a non-employee director’s service begins in the period between semi-annual installments of the annual cash compensation, such director will be paid 50% of the annual cash retainer amount prorated to reflect the portion of such period remaining after his or her commencement of service. If a non-employee director is no longer serving as a director (e.g., due to resignation, retirement or other termination of service) on any applicable payment date, he or she will not be entitled to the installment of the annual cash compensation otherwise due on such date or any portion thereof. The meeting attendance fees are paid as soon as practicable after the date of such meeting. The annual cash retainer for service as Chairman of a Committee is paid as soon as practicable after the Annual Meeting.

Under the Amended and Restated 2006 Stock Incentive Plan, the maximum number of shares with respect to which awards may be granted to our non-employee directors is 40,500 per fiscal year. For fiscal year 2010, each non-employee director then serving as a director was granted 3,282 restricted stock units which vested immediately on February 25, 2010, for a total value of $100,000.

In fiscal year 2010, our average total compensation for each non-employee director was below the median average total compensation of a director in the Executive and Director Compensation Peer Group, and the total compensation of all our non-employee directors, in aggregate as a Board, was significantly below the median total compensation of the Boards of the Executive and Director Compensation Peer Group. In order to provide more competitive compensation for each non-employee director, for fiscal year 2011, each non-employee director will receive the following cash compensation in consideration for his service on the Board of Directors (except as where otherwise provided):

•	$40,000 annual cash retainer for each non-employee director other than the Non-Executive Chairman of the Board of Directors;

•	$100,000 annual cash retainer for the Non-Executive Chairman of the Board of Directors;

•	$2,500 for each meeting of the Board of Directors that a director attends in person;

•	$1,500 for each meeting of the Board of Directors that a director attends telephonically;

•

$1,500 for each meeting of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or the Technology and Growth Strategy Committee that a director attends either in person or telephonically;

•	an additional $12,500 annual cash retainer for the directors appointed as Chairman of the Audit Committee and Chairman of the Compensation Committee; and

•	an additional $7,500 annual cash retainer for the directors appointed as Chairman of the Nominating and Corporate Governance Committee and Chairman of the Technology and Growth Strategy Committee.

The annual cash retainer paid to each of the non-employee directors, as described above, will be paid by us, in two installments, consisting of a first payment of 50% of the annual cash retainer amount due one week following the February 2011 regular board meeting following the Annual Meeting and a second payment of 50% of the annual cash retainer amount due on the date that is six months after the date of such first payment (or the next business day thereafter, if such day is not a business day) for so long as the non-employee director serves as such; provided, however, that if a non-employee director’s service begins in the period between semi-annual installments of the annual cash compensation, such director will be paid 50% of the annual cash retainer amount prorated to reflect the portion of such period remaining after his or her commencement of service. If a non-employee director is no longer serving as a director (e.g., due to resignation, retirement or other termination of service) on any applicable payment date, he will not be entitled to the installment of the annual cash compensation otherwise due on such date or any portion thereof. The meeting attendance fees are paid as soon as practicable after the date of such meeting.

For fiscal year 2011, we expect to grant each non-employee director, then serving as a director, an annual equity grant at the February 2011 regular meeting of the Board of Directors. The number of restricted stock units granted to each non-employee director will be determined by dividing $120,000 by the price of our common stock at the close of the stock market on the date of grant. The increase in director compensation for each of our non-employee directors in fiscal year 2011 will provide a more competitive compensation relative to the Executive and Director Compensation Peer Group, but at the same time, it is expected that the total compensation of all our non-employee directors for fiscal year 2011, in aggregate as a Board, will still remain below the median total compensation of the Boards of the Executive and Director Compensation Peer Group.

Indebtedness of Board of Directors

No members of our Board of Directors have any outstanding indebtedness to us.

Director Compensation Table

The following table details the total compensation earned by our non-employee directors in fiscal year 2010.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Richard A. Aurelio (Non-Executive Chairman)	$123,500	$100,000	$223,500
Xun (Eric) Chen	80,500	100,000	180,500
Robert W. Dutton	80,500	100,000	180,500
Dennis G. Schmal	85,500	100,000	185,500
Bin-Ming (Benjamin) Tsai	81,500	100,000	181,500

(1)	The amounts set forth in this column represent fees earned by the non-employee director during fiscal year 2010, regardless of whether the fees were actually paid during the fiscal year. The aggregate payment amounts include the categories of payments listed in the following Fees Earned or Paid in Cash supplementary table.

(2)	The compensation costs are based on the grant date fair value of each award grant in fiscal year 2010 calculated in accordance with authoritative accounting guidance for stock-based compensation and do not reflect whether the non-employee director has actually realized a financial benefit from the award. Assumptions used in the calculation of the grant date fair value of each award grant are set forth in Note 4 “Stock-based Compensation” to our consolidated financial statements for fiscal year 2010, included in our Annual Report on Form 10-K filed with the SEC on November 22, 2010.

Fees Earned or Paid in Cash

Name	Annual Retainer	Chair Committee Fees	Meeting Attendance Fees	Total Fees Earned or Paid in Cash
Richard A. Aurelio (Non-Executive Chairman)	$100,000	—	$23,500	$123,500
Xun (Eric) Chen	35,000	$6,000	39,500	80,500
Robert W. Dutton	35,000	6,000	39,500	80,500
Dennis G. Schmal	35,000	10,000	40,500	85,500
Bin-Ming (Benjamin) Tsai	35,000	6,000	40,500	81,500

Outstanding Equity Awards

Name	Option Awards Outstanding as of October 1, 2010	Restricted Awards Outstanding as of October 1, 2010
Richard A. Aurelio (Non-Executive Chairman)	—	7,928
Xun (Eric) Chen	—	7,928
Robert W. Dutton	33,750	7,928
Dennis G. Schmal	29,250	7,928
Bin-Ming (Benjamin) Tsai	11,250	7,928

Travel Expenses

We reimburse directors for their travel and related expenses in connection with attending Board of Directors meetings and Board of Directors-related activities, such as Varian Semiconductor site visits and sponsored events, as well as continuing education programs. Generally, directors’ spouses attend the Annual Board of Directors meeting. In fiscal year 2010, the cost of spousal attendance was approximately $2,500.

Stock Ownership Guidelines

In fiscal year 2006, the Nominating and Corporate Governance Committee instituted stock ownership guidelines for non-employee directors. Non-employee directors are required to own at least three times their annual cash retainer in stock within five years of the later of the effective date of the guidelines or the election as director. All of our non-employee directors have reached their target stock ownership as of fiscal year end 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of October 29, 2010, with respect to the beneficial ownership of shares of our common stock by:

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each director and nominee for director;

•	each executive officer named below in the Summary Compensation Table under the heading “Executive Compensation”, whom we refer to herein as our NEOs; and

•	all of our directors and executive officers as a group.

Our information is based on reports filed with the Securities and Exchange Commission, or SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The percent of class figure for the common stock is based on 75,923,623 shares of our common stock outstanding as of October 29, 2010. The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC, and includes voting or investment power with respect to shares of our common stock. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Shares of our common stock issuable under stock options exercisable on or before December 28, 2010, are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class
Five Percent Stockholder:
FMR LLC (2)	8,116,453	11.0%
BlackRock, Inc. (3)	4,181,896	5.6%
T. Rowe Price Associates, Inc. (4)	4,023,618	5.4%

Directors:
Xun (Eric) Chen	18,922	*
Gary E. Dickerson (Chief Executive Officer)	960,063	1.3%
Robert W. Dutton	54,022	*
Dennis G. Schmal	44,316	*
Bin-ming (Benjamin) Tsai	22,460	*
Richard A. Aurelio (Non-Executive Chairman)	96,438	*

Named Executive Officers (other than Chief Executive Officer):
Robert J. Halliday	287,987	*
Yong-Kil Kim	358,181	*
Robert J. Perlmutter	260,936	*
Gary J. Rosen	169,824	*
All current directors and executive officers as a group (11 persons): (5)	2,393,108	3.2%

*	Less than 1%.

(1)	The number of shares of common stock beneficially owned by each 5% stockholder, director or executive officer is determined under Section 13 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated there under by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares subject to stock options, restricted stock or other similar rights with respect to which the individual has the right to acquire sole or shared voting or investment power within 60 days after October 29, 2010. The number of shares of common stock listed as beneficially owned in the table above includes shares issuable upon exercise of options exercisable within 60 days after October 29, 2010 for the following stockholders: Mr. Dickerson (828,939 shares), Dr. Dutton (33,750 shares), Mr. Schmal (29,250 shares), Dr. Tsai (11,250 shares), Mr. Halliday (229,469 shares), Dr. Kim (304,204 shares), Dr. Perlmutter (231,975 shares) and Dr. Rosen (131,206 shares). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table above. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	As reported by the beneficial owner in a Schedule 13G filed with the SEC on February 16, 2010 by FMR LLC and its affiliate, Edward C. Johnson III. Of the 8,116,453 shares of common stock deemed beneficially owned, FMR LLC reports sole voting power as to 2,453 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 8,116,453 shares of common stock. No one person’s interest in such shares is more than 5% of the total outstanding common stock. FMR LLC is an investment adviser registered under the investment Advisers Act of 1940, or the 1940 Act. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)

As reported by the beneficial owner in a Schedule 13G filed with the SEC on January 29, 2010. BlackRock, Inc., or BlackRock, is an investment adviser registered under the 1940 Act and has the sole power to vote or direct the vote of, and the sole power to dispose of or direct the disposition of 4,181,896 shares of common stock. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(4)	As reported by the beneficial owner in a Schedule 13G filed with the SEC on February 11, 2010. T. Rowe Price Associates, Inc., or Price Associates, is an investment adviser registered under the 1940 Act and has the sole power to vote or direct the vote of 1,031,200 shares of common stock, and the sole power to dispose of and or direct the disposal of 4,023,618 shares of common stock. The address for Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)	Includes 1,899,689 shares of common stock issuable upon exercise of options exercisable within 60 days after October 29, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

The semiconductor capital equipment industry is highly cyclical. Even by our industry’s standards, the precipitous decline in 2009 and the significant recovery in 2010 in the semiconductor industry were unusual. Consistent with our pay for performance philosophy, these industry swings had a direct and significant impact on the compensation paid to our named executive officers, or NEOs. As described below, reported compensation for fiscal year 2009 declined significantly from fiscal year 2008 levels as we: temporarily reduced base salaries; suspended various plan contributions; reduced equity awards; and made no payments under our annual cash incentive program. Reflecting the unexpectedly rapid recovery of our industry during fiscal year 2010, reported compensation for fiscal year 2010 largely returned to fiscal year 2008 levels due to: equity awards we made early in the year to provide a needed retention incentive; and better than anticipated achievement of the pre-determined goals under our annual cash incentive program, as revenue levels in fiscal year 2010 ended up approximating revenues in fiscal year 2008, while our earnings per share increased by over 60% in fiscal year 2010 versus fiscal year 2008.

The Compensation Committee’s philosophy on executive compensation is to pay for performance and to attract, retain and reward executives who contribute to the overall success of the company. For our NEOs, total compensation is dependent upon company performance in achieving financial and operational objectives. Our cash incentive plan is designed to reward executives for meeting near-term (generally annual) financial and operational goals, while our equity plans are designed to focus on long-term performance and alignment of executive officer compensation with the long-term interests of our stockholders. For fiscal year 2011, to further enhance the existing linkage between pay and performance, we granted 50% of the total equity granted to our NEOs in the form of restricted stock that requires achievement of performance metrics.

Impact of Industry Volatility on NEO Compensation (Fiscal Year 2009 to 2011)

Our fiscal year 2009 executive compensation program was significantly affected by downturns in both the semiconductor industry and the worldwide economy. In fiscal year 2009, a significant component of our executive compensation program was based on the achievement of performance-based metrics. Due to the economic downturn in fiscal year 2009, upon the recommendation of our executive officers, the Compensation Committee agreed not to pay out a cash incentive regardless of the calculated incentive earned, if the company was not profitable. As a result, we did not pay performance-based cash compensation for fiscal year 2009 despite the 129% performance factor calculated under the fiscal year 2009 management incentive plan. The achievement of our 129% performance factor was due to the ten percentage point increase in our market share gained during the year and our $18 million increase in revenue recognized on High Energy tools, a segment which had been dominated by our competition in the past. In addition to the absence of performance-based cash compensation payouts, we reduced each NEO’s base salary by at least 10%, with our CEO taking a 15% reduction in base salary, for the majority of fiscal year 2009. We also suspended corporate contributions to our supplemental executive retirement plan and 401(k) plan for calendar year 2009. Further, in fiscal year 2009, our NEOs received all of their equity awards as stock options, which only have value if our stock price increases from our stock price on the date of grant.

Our fiscal year 2010 executive compensation program was also affected by the severe volatility of our industry. In the fourth quarter of fiscal year 2009, we established our fiscal year 2010 executive compensation program. At that time, we had completed a nine-month period (October 2008 to June 2009) of unprecedented decline in orders and expected to report a net loss for fiscal year 2009. Further, we had implemented the largest and longest-lasting period of cost reductions in our history and reduced quarterly operating expenses and headcount by over 30%, compared to peak levels. In response to this challenging environment, we intended to continue the fiscal year 2009 executive compensation program reductions and suspensions until we returned to a period of sustained profitability. The downturn in the semiconductor industry and the condition of the worldwide economy, as well as our performance in fiscal year 2009, caused us to consider that payouts under our fiscal year 2010 management incentive plan were likely to be below target. In order to address retention concerns, we decided to change the mix of equity awards to include time-based restricted stock in addition to stock options.

In the first quarter of fiscal year 2010, as worldwide financial conditions began to stabilize, our industry began an unexpectedly rapid recovery. Responding to the improved economic outlook, late in the first quarter of fiscal year 2010, we restored base salaries to their levels before the fiscal year 2009 reductions. During second quarter of fiscal year 2010, we reinstated corporate contributions to our supplemental executive retirement plan and 401(k) plan, and began to expect that payouts under the fiscal year 2010 management incentive plan would be better than we had anticipated in late fiscal year 2009. In the first quarter of fiscal year 2010, we offered our executives the ability to choose the allocation of equity grants between time-based restricted stock and stock options, with at least 25% of the equity grant allocated as time-based restricted stock and 25% as stock options. As the industry’s recovery and the improvement in our performance continued, we reinstated merit salary increases in the second quarter of fiscal year 2010.

Our overall financial and operational results improved dramatically in fiscal year 2010 from fiscal year 2009. This improvement was driven by: our strong overall performance; the more rapid growth of the implant market than the overall wafer fabrication equipment market; and our strong market position. Additionally, we continued to successfully develop industry-leading products to meet customer expectations while effectively managing our cost structure in fiscal year 2010. For fiscal year 2010, we recorded the highest gross margins in our history and in the fourth quarter of fiscal year 2010, we achieved the highest reported quarterly earnings per share in our history. In fiscal year 2010, we had strong financial performance while also investing in new products for new markets, including solar, that could result in significant incremental revenues for us in the future. As a result of our outstanding performance, the fiscal year 2010 management incentive plan payout is projected to be 196% of target compared to fiscal year 2009, when no payout was made.

Notwithstanding our record financial and operational performance in fiscal year 2010, our stock price decreased from the end of fiscal year 2009 to the end of fiscal year 2010. This decline was in stark contrast to the long-term performance of our stock price, which, over the last five years, has outperformed the Philadelphia Semiconductor Sector Index (SOXX) by nearly 70%. Our stock price has markedly increased over the last five years due to: an increase in our share of the ion implanter market from 30.5% in 2004 to over 75% in 2009; the successful introduction of multiple new products; a trend of increasing gross, operating and net margins; and the repurchase of over $730 million of our own stock. In an effort to improve the correlation between our total shareholder return and our actual performance, we recently recommenced our stock repurchase program and the Board further increased the stock repurchase program by another $100 million to a total of $900 million.

Our executive compensation program for fiscal year 2011 has also been modified to more closely align with our compensation philosophy to pay for performance. In fiscal year 2011, we granted 50% of the total annual equity granted to our NEOs as performance-based restricted stock. The performance metrics relate to our fiscal year 2011 core business operating margins and fiscal year 2011 solar and other non-semiconductor market revenue. The specific goals will be disclosed following completion of the applicable performance periods. Additionally, in fiscal year 2011, we implemented a clawback policy and a policy regarding short sales, derivatives and hedging, discussed in more detail below. These policies, like our existing stock ownership guidelines, help align NEO compensation with the long-term interests of our shareholders. We intend to continue the close evaluation of the economic environment in future years to implement appropriate structural elements and features for the compensation programs warranted at such time to ensure the realization of our pay for performance philosophy.

Compensation Philosophy

The philosophy of the Compensation Committee on executive compensation is to pay for performance and to attract, retain and reward executives who contribute to our overall success. For the NEOs, total compensation is dependent upon company performance in achieving financial and operational objectives. Our cash incentive plan is designed to reward executives for meeting near-term (generally annual) financial and operational goals, while our equity plans are designed to focus on long-term performance and alignment of executive officer compensation with the long-term interests of our stockholders.

Compensation Objectives

The basic objectives of our executive compensation program, as determined by the Compensation Committee, are to:

•	Attract and retain key executives who contribute to our overall success by offering compensation packages that are competitive with those offered by our peer group of companies;

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Achieve a balance, appropriate for the circumstances in each particular year, between incentive-based compensation (which rewards accomplishment of our business objectives and aligns the interests of our executives with those of our shareholders) and fixed compensation that supports our long-term employee retention efforts;

•	Reward achievement of near-term and long-term financial and operational objectives;

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With regard to cash compensation, in addition to paying a competitive base salary, ensure that a substantial portion of the executives’ potential compensation be tied to a cash incentive plan that rewards achievement of challenging corporate performance goals;

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With regard to long-term incentives, provide two forms of compensation (with the allocation between the two forms potentially varying each year based on the particular year’s circumstances): (i) performance-based awards, comprising a meaningful portion of the executives’ overall long-term incentive opportunities, and (ii) time-based awards with vesting conditioned upon continued service;

•	Create commonality of interest between shareholders and executives by tying the value of realized long-term incentives to the creation of stockholder value;

•	Avoid incentives that are likely to encourage executives to take excessive risks;

•	Maximize financial efficiency from a tax, accounting, and cash flow perspective; and

•	Ensure adherence to standards of good corporate governance.

Compensation Committee – Process Overview

The Compensation Committee is responsible for determining compensation for our executive officers. The Compensation Committee’s process for determining executive compensation includes a review of our executive officer compensation programs and practices and an analysis, for each of our executive officers, of each element of compensation. The Compensation Committee compares these compensation elements separately and in total to the compensation of executive officers in the Executive and Director Compensation Peer Group discussed below. By no later than the first quarter of each fiscal year, the Compensation Committee establishes base salaries, sets the cash incentive target amounts and performance metrics needed to achieve those targets under our management incentive plan and sets the targeted equity awards for the year to executive officers. Targeted equity awards are approved for each individual executive officer and specify the amount, timing and mix of equity grants. For those equity awards with performance-based vesting, performance goals are set within the first 25 percent or 90 days, whichever is earlier, of the performance period. Equity grants are generally made one to four times per year, normally at previously determined regularly scheduled Compensation Committee meetings.

The Compensation Committee has the opportunity to meet with executive officers at various times during the year, which allows the Compensation Committee to form its own assessment of each executive officers performance. In addition, at the end of the fiscal year, the CEO reviews with the Compensation Committee his evaluation of each executive officer (other than himself), including recent contributions and performance, strengths, weaknesses, development plans and succession potential. The CEO bases this evaluation on his knowledge of each executive officer’s performance, the individual’s self-assessment and feedback provided by each executive officer’s peers and direct reports.

The CEO also reviews benchmarking data and data gathered from compensation surveys and makes a recommendation to the Compensation Committee on each executive officer’s compensation. Based upon this input as well as the information provided by the Compensation and Benefits Group, the Compensation Committee’s review of peer group compensation discussed below under “Benchmarking” and input from the independent compensation consultant hired by the Compensation Committee, the Committee makes its own assessments and approves compensation for each executive officer, other than the CEO.

The Compensation Committee determines and approves the CEO’s compensation based on an assessment of his performance and a review of external benchmark data. For the CEO’s review, formal feedback is received from all the members of the Board of Directors and communicated directly to the CEO at least once per year.

Benchmarking

The Compensation Committee’s goal is to ensure that executive officers are paid for performance and that their total compensation is competitive when compared to the compensation paid to executive officers of a group of peer companies, which we refer to as the Executive and Director Compensation Peer Group. Total compensation is paid at competitive levels, provided that our financial and operational performance is comparable to or better than this peer group. The principal performance metrics that may be measured against this peer group include earnings per share, revenue and earnings growth, gross and operating margins, market share, new customer account penetrations, new product success and customer satisfaction. The performance metrics may be weighted differently each year, depending on the specific company focus for the respective year.

The Compensation Committee maintains two separate and distinct peer groups to achieve recruitment and retention goals, while monitoring company performance. The peer groups were established by the Compensation Committee after review by and input from our Compensation and Benefits Group, senior management and the independent consulting firm of FW Cook. The Executive and Director Compensation Peer Group is important for both recruitment and retention of executive officers and benchmarking of executive and director compensation. Companies included in the Executive and Director Compensation Peer Group are generally companies with which we may compete for executive level talent. The Competitor Group, described below, is more focused on companies with which we can easily compare financial performance due to similar business models and is used to determine our relative performance when comparing financial metrics against peers under our incentive plans. The Competitor Group and the Executive and Director Compensation Peer Group may be modified from year to year by the Compensation Committee, as necessary.

The Competitor Group is selected based on the following specific business characteristics: ion implanter competition; “best-in-class” semiconductor or semiconductor capital equipment manufacturer; similar in size to us with respect to market capitalization and semiconductor revenue. The fiscal year 2010 Competitor Group included the following 12 companies:

Applied Materials, Inc.	Lam Research Corporation
Axcelis Technologies, Inc.	MKS Instruments, Inc.
Brooks Automation, Inc.	Nissin Ion Equipment Co., Ltd. *
Cymer, Inc.	SEN Corporation *
Entegris, Inc.	Novellus Systems, Inc.
KLA-Tencor Corporation	Teradyne Inc.

*	Limited financial information for these companies is available. These companies are included in the Competitor Group primarily for market share comparisons, a key metric for us and our competitive positioning.

Although Nissin Ion Equipment Co., Ltd. and SEN Corporation manufacture ion implanters and compete with us, we do not include these companies in our Executive and Director Compensation Peer Group because neither company is required to make filings with the U.S. Securities and Exchange Commission, or SEC, so there is insufficient information available on the executive compensation paid by these companies. Applied Materials, Inc. is excluded from the Executive and Director Compensation Peer Group because it is a substantially larger company than Varian Semiconductor. Axcelis Technologies, Inc. is excluded from the Executive and Director Compensation Peer Group because it is a substantially smaller company than Varian Semiconductor.

The Executive and Director Compensation Peer Group consists of companies generally comparable to us in terms of industry, core technology, revenue and market capitalization size and overall financial performance. The fiscal year 2010 Executive and Director Compensation Peer Group included the following 13 companies:

Analog Devices, Inc.	MEMC Electronic Materials, Inc.
Brooks Automation, Inc. *	Microchip Technology
Cymer, Inc. *	MKS Instruments, Inc. *
Entegris, Inc. *	Novellus Systems, Inc. *
Fairchild Semiconductor International, Inc.	Skyworks Solutions
KLA-Tencor Corporation *	Teradyne Inc. *
Lam Research Corporation *

*	Also in the Competitor Group.

Our Competitor Group, excluding the exceptions noted above, was the basis for our Executive and Director Compensation Peer Group. We then added five companies (i.e. Analog Devices, Inc., Fairchild Semiconductor International, Inc., MEMC Electronic Materials, Inc., Microchip Technology. and Skyworks Solutions) in order to increase the sample size of companies and thereby improve the meaningfulness of the compensation data that we use for comparisons. We chose these five additional companies because they are in our industry and have market capitalization, revenue, profitability, and certain other metrics approximating ours. In fiscal year 2010, we further modified the composition of our Executive and Director Compensation Peer Group for purposes of setting fiscal year 2011 target compensation. For fiscal year 2011, the Executive and Director Compensation Peer Group will consist of Brooks Automation, Inc., Cymer, Inc., Entegris, Inc., KLA-Tencor Corporation, Lam Research Corporation, MEMC Electronic Materials, Inc., MKS Instruments, Inc., Novellus Systems, Inc. and Teradyne Inc. This modification was in response to changes in size and performance of the peer group companies. We expect to continue to evaluate the appropriateness of the companies included in our peer groups on an annual basis.

When the Compensation Committee reviews the competitive findings, it places the most weight on comparisons to KLA-Tencor Corporation, Lam Research Corporation and Novellus Systems, Inc, which we refer to as our Core Competitor Group. The operations of the Core Competitor Group are considered most similar to us in that they compete in the wafer fabrication equipment market, have a similar customer base as us and require a level of technology to produce their products and maintain their competitive edge that is very comparable to us. Additionally, we usually compete for management talent with the Core Competitor Group as well as Applied Materials, Inc.

Our competitive philosophy is generally for total direct compensation to be positioned between the median and 75th percentile of the Executive and Director Compensation Peer Group, taking into account company performance and individual performance, as described further below. In fiscal year 2010, total direct target compensation was within this range or above the 75th percentile, depending on the executive, of the Executive and Director Compensation Peer Group. However, most of the NEOs, including the CEO, were below the median when compared to the Core Competitor Group.

Role of Independent Advisor to the Compensation Committee

The Compensation Committee retains an independent compensation consultant to provide the Committee with independent, objective analysis and advice on executive compensation matters. The Compensation Committee’s independent consultant, FW Cook, reports directly to the Chair of the Compensation Committee and performs no other work for us.

The independent compensation consultant generally attends multiple meetings of the Compensation Committee in which evaluations of the effectiveness of overall executive compensation programs are conducted or in which compensation for executive officers is analyzed or approved. During fiscal year 2010, the independent compensation consultant’s duties included providing the Compensation Committee with relevant market and industry data and analysis, reviewing proposals and materials and participating in the meetings in which the Compensation Committee made decisions regarding changes to executive compensation for fiscal year 2010. The independent compensation consultant’s services to the Compensation Committee are discussed in the Compensation Committee section of the “Board Responsibilities and Structure” section discussed above. In fulfilling these duties, the independent compensation consultant met, as needed and with the knowledge of the Chairman of the Compensation Committee, with our Chief Executive Officer, Chief Financial Officer, General Counsel and Human Resources.

CEO Compensation

In response to the economic downturn, our CEO’s total compensation, as reported in the Summary Compensation Table below, was 42% lower in fiscal year 2009 compared to fiscal year 2008. This decrease consisted of a reduction in base salary of 15% for the majority of fiscal year 2009, suspensions of contributions into the supplemental executive retirement and the 401(k) plan for calendar year 2009, reductions in the value of equity granted by 29% and the absence of any payout of 2009 management incentive plan awards.

As discussed in more detail above, we established our fiscal year 2010 executive compensation program during the fourth quarter of fiscal year 2009 in the face of a very challenging economic and business environment. At that time, we expected that we would be continuing the fiscal year 2009 executive compensation program reductions and suspensions and that it was unlikely awards would be paid out at target under our fiscal year 2010 management incentive plan.

In the beginning of fiscal year 2010, as it became apparent that our industry was beginning a rapid recovery from the historical downturn in 2009, we decided to target a return of our CEO’s total compensation to a level that was similar to the level in fiscal year 2008 (assuming achievement of target levels of performance under the management incentive plan). Consistent with this approach, in fiscal year 2010, our CEO’s total compensation increased 3% over his fiscal year 2008 total compensation, while our earnings per share increased by over 60% in the same period.

Elements of Compensation

Base Salary

Base salaries are intended to provide a minimum level of compensation to executive officers for serving as the senior management of the company. Pursuant to our competitive positioning objectives, we target executive officers’ base salaries at levels in the range of the median to the 75th percentile of the Executive and Director Compensation Peer Group for comparable positions. Salaries were below or within this range for fiscal year 2010 when compared against the Executive and Director Compensation Peer Group and the Core Competitor Group. We believe this is partially attributable to our base salary reductions in fiscal year 2009, which were not reinstated until the latter part of the first quarter of fiscal year 2010. The Compensation Committee strives to have the majority of the executive officers’ pay tied to performance, and base salaries are usually less than 20% of an executive’s total target compensation package.

Performance-based Compensation

Our pay for performance programs include cash incentive payments that reward accomplishment of annual goals and equity awards that rewards strong stock price performance and, in the case of performance-based restricted stock awards, also rewards accomplishment of annual goals. The incentive cash and equity compensation of executive officers is intended to increase if our financial and operational performance and returns to stockholders improve and to decrease if performance and returns decline. Annual cash incentive payments are determined primarily by our financial and operational metric results and are not linked directly to our stock price performance. Equity awards consist of both option and restricted stock and/or restricted stock unit awards, which may have performance goals as well as service requirements.

Annual Incentive Cash Payments. Annual incentive cash payments are made under the 2006 Management Incentive Plan, or 2006 MIP. This plan is our only cash incentive program covering executive officers. Each NEO has a targeted amount expressed as a percentage of salary, which produces a targeted amount that is multiplied at year-end using a formula based upon our success in achieving pre-determined “company-wide” or “corporate” goals. The result of that computation is the amount that the NEO is eligible to receive as his annual incentive cash payment for the year, which we refer to as the “earned amount.” It is expected that the multiplier and the payments under the plan will vary year by year, because our performance will vary each year. The calculation is mechanical and individual performance is not taken into account when determining the performance factor. However, should the Compensation Committee have concerns over individual performance, they have the discretion to reduce or eliminate MIP payments. Under the 2006 MIP, the Compensation Committee may not increase the payments and the amount cannot exceed $3 million per year for any individual. Due to the economic downturn in fiscal year 2009, upon the recommendation of our executive officers, the Compensation Committee agreed not to pay out a cash incentive regardless of the calculated incentive earned if the company was not profitable.

The plan formula for determining the earned amount for each executive officer is as follows:

Annual	x	Targeted	=	Targeted	x	Performance	=	Earned
Salary		Amount %		Amount		Factor %		Amount

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The Compensation Committee determines the targeted cash incentive percentage of salary annually. In determining the NEOs targeted cash incentive percentages the Compensation Committee considered a range of market data as well as the allocation of total compensation among all elements of compensation. At the beginning of fiscal year 2010, the Compensation Committee set individual NEO targeted cash incentive percentages ranging from 60% to 100% of base salary. The CEO’s targeted cash incentive was 100% of base salary for fiscal year 2010, the CFO’s targeted cash incentive was 90% of base salary for fiscal year 2010, the EVP of Implant Business Unit’s targeted cash incentive was 70% of base salary for fiscal year 2010, the EVP of Asia Business Development’s targeted cash incentive was 70% of base salary for fiscal year 2010 and the VP of Engineering’s targeted cash incentive was 60% of base salary for fiscal year 2010.

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The performance factor is composed of metrics set annually by the Compensation Committee. The Compensation Committee sometimes weights the metrics differently by individual NEO to further align the company’s and the NEO’s goals, as set forth in the table below under the heading “2006 MIP – Fiscal Year 2010 Implementation.” Performance factor percentages for each metric can range from 0% to 300%, but an overall cap of 200% is applied in determining the earned amount.

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In fiscal year 2010, the Compensation Committee required attainment of a threshold level of operating income to fund the annual MIP. Our annual MIP for the eight executives with the highest total cash target compensation is limited to no more than eight percent of our operating income for each fiscal year, before deduction for payments pursuant to our incentive compensation plans. For example, if eight percent of our operating income for the fiscal year (before deduction for payments pursuant to our incentive plans) is less than the cumulative earned MIP amount for the top eight executives, then the MIP earned amounts for each such executive would be reduced proportionately. We met the threshold for our fiscal year 2010 MIP.

2006 MIP – Fiscal Year 2010 Implementation

The Compensation Committee determined that the pre-established metrics and weightings, detailed below, were set at levels that were believed to be challenging to achieve at the time the fiscal year 2010 MIP was adopted. The fiscal year 2010 MIP focused on market share, profitability and business growth and development, all factors considered key to our success in future fiscal years.

The metrics and weightings comprising our performance factor by NEO for fiscal year 2010 were:

	CEO	CFO	EVP of Implant Business Unit	EVP of Asia Business Development	VP of Engineering
Overall market share	20%	20%	20%	25%	10%
Actual fiscal year earnings per share	10%	10%	10%	5%	10%
Operating margin versus the Competitor Group	10%	10%	10%	10%	5%
Gross margin	20%	20%	20%	20%	15%
PLAD revenue	10%	10%	10%	10%	5%
New product shipments	25%	25%	20%	20%	25%
Revenue generated from new business	5%	5%	10%	10%	30%

In fiscal year 2010, our projected achieved performance factor is 196% compared to 129% for fiscal year 2009, although it was decided not to make a payout for the fiscal year 2009 MIP because the company was not profitable. Significant over-performance was achieved in fiscal year 2010 on the metrics for earnings per share, gross margin and new business revenue. In fiscal year 2010, we reported earnings per share of $2.12 and gross margin of 49%, which were 155% and 11% higher than their respective targeted amounts. New business revenue was 70% greater than our target. In addition, revenue recognized on PLAD tools of $68 million in fiscal year 2010, was three percent less than our targeted amount. We were in the top half of the Competitor Peer Group when comparing operating margins for fiscal year 2010, which was within the targeted range. We had four new product tool shipments in fiscal year 2010, compared to the targeted total of three shipments. Also, we are projecting our overall market share for calendar year 2010 to be one percentage point better than our target.

As a result of our achievements against these pre-established goals, the projected annual cash incentive payments to executive officers increased over the same period a year ago because we decided not to make any incentive payments in fiscal year 2009, as we were not profitable in that year. We target total cash compensation (base salary and annual cash incentives) to fall between the median and 75th percentile for our executive officers when compared to our Executive and Director Compensation Peer Group if the performance objectives are met and at, or above, the 75th percentile for exceptional performance.

In fiscal year 2010, our Compensation Committee decided to defer the portion of our fiscal year 2010 MIP payout associated with the market share metric until calendar year 2010 data is available. We expect to pay out the deferred portion of the fiscal year 2010 MIP in April 2011, when the 2010 market share data is published. Our executives must be employed on the payout date or the deferred payout amount will be forfeited.

Detailed disclosure of performance goals relating to market share, operating margins compared to competitors and revenue from new business could be potentially harmful to us by substantially impairing our competitive advantage. Specifically disclosing additional details could possibly lead stockholders to misinterpret these metrics as predictors of future performance. In addition, specifically disclosing performance goals related to market share, operating margins compared to competitors and revenue from new business could put us at harm when negotiating future equipment sales. All of these metrics are considered critical to our long-term success and target goal levels were considered reasonably difficult to achieve at the time they were set and could provide our competitors with critical data needed to compete against us. The performance goal related to our market share was considered reasonably difficult to achieve at the time it was set as it required us to grow market share while successfully developing and introducing new products and potentially penetrating new markets. The performance goal related to our operating margin was considered reasonably difficult to achieve at the time it was set as it is difficult for us to accurately predict revenues and the gross profit realized on those revenues as we are not able to fully leverage our fixed costs in the factory and operating expenses if our achieved revenues are less than expected. The new business performance goal was considered reasonably difficult to achieve at the time it was set as our revenues have historically been primarily derived from one core business. Expanding operations outside our core business is considered difficult to achieve because it entails developing new markets and/or new applications for new or existing products, which requires significant investment by us and our customers in order to be successful.

All amounts earned and approved by the Compensation Committee under the 2006 MIP in excess of 100% of the targeted amount are typically subject to a mandatory one-year deferral. However, for fiscal year 2010, the Compensation Committee suspended the mandatory one-year deferral of amounts in view of the fact that no payments were made in fiscal year 2009.

Fiscal Year 2011 MIP

The 2011 Management Incentive Plan, or 2011 MIP, which is described below under the heading “Proposal 3 – Approval of our 2011 Management Incentive Plan,” has been implemented subject to stockholder approval. In November 2010, the Compensation Committee set individual executive officer targeted incentive percentages ranging from 60% to 100% of base salary. The NEO’s fiscal year 2011 targeted incentive percentages are the same as fiscal year 2010. The Compensation Committee determined the metrics and weightings composing our performance factor for fiscal year 2011. Additionally, the Compensation Committee requires that a threshold level of operating income is achieved to fund the annual MIP, as discussed under the annual cash incentive payment section above.

The metrics and weightings comprising our performance factor for fiscal year 2011 by NEO are:

	CEO	CFO	EVP of Implant Business Unit	EVP of Asia Business Development	VP of Engineering
Operating cash flow	20%	20%	15%	10%	10%
Operating margin versus the Competitor Group	10%	10%	10%	10%	10%
Actual fiscal year earnings per share	10%	10%	10%	10%	10%
Operating margin	10%	10%	15%	20%	10%
New applications initiative	10%	10%	15%	10%	10%
Non-semiconductor revenue	20%	20%	5%	15%	30%
New semiconductor product revenue	20%	20%	30%	25%	20%

Consistent with the our current practice, the performance criteria measured and the difficulty of the achievement will be disclosed in the proxy statement for each annual meeting of stockholders, each in accordance with applicable SEC regulations.

Equity Incentive Plans. The Compensation Committee believes that equity awards should constitute the majority of the executive officers’ total compensation. In fiscal year 2010, the Compensation Committee generally allocated a majority of the total compensation of the executive officers in the form of equity awards (based upon the fair value of the award on the date of grant). The Compensation Committee uses stock options and/or restricted stock as the equity compensation vehicle for executive officers, and examines equity expense, retention and reward value and overall market conditions when deciding which equity incentives to use each year. Compensation expense is calculated at the time of grant and recognized over the service period, which is usually the vesting period. The amounts the executive officers eventually realize from these equity awards may be higher or lower than the compensation expense recognized for financial reporting purposes. The views of the Compensation Committee and management regarding equity awards are based on the principle that equity compensation should seek to align executive officers’ incentives with stockholders’ long-term interests. The Compensation Committee and management also believe that equity compensation can help us recruit, retain and motivate the executive officers needed for our present and future success.

To reward, retain and motivate executive officers in fiscal year 2010, the Compensation Committee used stock options and time-based restricted stock as long-term incentive vehicles. Stock options provide actual economic value to the holder if the price of our stock increases from the grant date to the date the option is exercised. In contrast, when restricted stock awards vest, the shares will always have a value at that time equal to the then-current market value. While stock options motivate executives by providing more potential upside, restricted stock awards assist us in retaining executive officers because restricted stock has value at any price. Stock option and restricted stock award grants generally vest over a four-year period.

The Compensation Committee determines the amount of annual equity to grant based on the following factors: relative job scope, expected future contributions to our growth and development, the value of past awards and the competitiveness of grants relative to the Executive and Director Compensation Peer Group. We review in detail the grant-date fair value of all grants made to employees by each company included in the Executive and Director Compensation Peer Group and use the allocated fair value, as disclosed for executive officers in the proxy statements of the Executive and Director Compensation Peer Group, as a starting point for determining the total fair value of grants to each of our executive officers. The target fair value of equity awards is approved by the Compensation Committee annually in the form of option equivalents. Generally, we target equity grants having a total fair value between the median and 75th percentile, but we also take into consideration the above listed factors. Our grants to certain NEOs in fiscal year 2010 exceeded the 75th percentile in the Executive and Director Compensation Peer Group, partially due to timing of the grants and volatility of our stock price between the time the size of the grants were determined and when they were actually awarded. Our grants to NEOs were below the median as compared to the Core Competitor Group.

Fiscal Year 2010 Annual Equity Grants

In fiscal year 2010, 70% of each executive officer’s equity awards were granted in November 2009 and the remaining 30% were granted equally over the next three quarters during the regular quarterly meetings of the Compensation Committee. Additionally, to aid in retention, before the first fiscal year 2010 grant each executive officer chose the mix of stock options and time-based restricted stock awards to be granted to him in fiscal year 2010, with the requirement that at least 25% of the fiscal year 2010 equity be granted as restricted stock and 25% as stock options.

Fiscal Year 2011 Annual Equity Grants

In fiscal year 2011, we granted 100% of each NEO’s equity awards in the first quarter of the fiscal year at the regular meeting of the Compensation Committee. Unlike fiscal year 2010, we have decided to forego election of equity mix by each executive officer. Instead, 50% of the equity awards (in terms of number of shares) granted to our NEOs are performance-based equity awards that are earned or paid out based on achievement of performance targets and the other 50% of the equity awards are time-based restricted shares. We believe this change to the equity mix for fiscal year 2011 will continue the strong alignment between the interests of our NEOs with the long-term interests of our shareholders and the linkage between pay and performance while, at the same time, helping maximize our financial efficiency from a tax and accounting perspective.

On November 18, 2010, the Compensation Committee granted 50% of the annual equity awards to the NEOs as time-based restricted stock. The remaining 50% was divided equally between two financial performance metrics. The performance metrics relate to our fiscal year 2011 core business operating margin and fiscal year 2011 solar and other non-semiconductor market revenue. The specific goals will be disclosed following completion of the applicable performance periods. Each of the NEOs annual equity grants (including time-based restricted stock and performance-based restricted stock) requires continued service with us in order to vest, with 25% of the shares vesting one year from the grant date of the award and 6.25% of shares vesting quarterly thereafter, thus upon the fourth anniversary of the grant date, 100% of the shares have vested.

The minimum, target and maximum number of shares potentially issuable to each of the NEOs under the fiscal year 2011 annual equity awards as approved by the Compensation Committee on November 18, 2010 are as follows:

Name and Principal Position	Type of Grant	Minimum Shares	Target Shares	Maximum Shares Achievable
Gary E. Dickerson	Annual Grant (Performance)	—	27,800	34,750
CFO	Annual Grant (Performance)	—	27,800	34,750
	Annual Grant (Service)	55,600	55,600	55,600

Robert J. Halliday	Annual Grant (Performance)	—	11,667	14,584
EVP, CFO	Annual Grant (Performance)	—	11,666	14,583
	Annual Grant (Service)	23,333	23,333	23,333

Robert J. Perlmutter	Annual Grant (Performance)	—	7,083	8,854
EVP, Implant Business Unit	Annual Grant (Performance)	—	7,083	8,854
	Annual Grant (Service)	14,167	14,167	14,167

Yong-Kil Kim	Annual Grant (Performance)	—	5,417	6,771
EVP, Asia Business Development	Annual Grant (Performance)	—	5,416	6,770
	Annual Grant (Service)	10,833	10,833	10,833

Gary J. Rosen	Annual Grant (Performance)	—	6,250	7,813
VP, Engineering	Annual Grant (Performance)	—	6,250	7,813
	Annual Grant (Service)	12,500	12,500	12,500

Retirement Plans

We offer our retirement plans as a competitive practice to attract and retain key employees, which is an important element of our compensation philosophy.

401(k) Plan. We have a 401(k) plan covering substantially all of our U.S. employees. Generally, we make a guaranteed corporate contribution and in some years, a discretionary contribution to each participant’s account, typically based on fiscal year earnings achievement and calculated as a percentage of the participant’s base pay. Corporate contributions are dependent upon individual contributions and company performance. Participants are entitled, upon termination or retirement, to their portion of the vested retirement fund assets, which are held by a third-party custodian. The company’s contributions vest 100% after two years of employment with us. After the initial two-year period, those contributions are immediately vested. The plan is tax-qualified as it satisfies the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the tax code). Under a tax-qualified plan, we are eligible for a tax deduction for our contributions for the year to which the contribution relates, while the benefits are taxable to the participant for the year in which they are ultimately received. Corporate contributions were suspended from January 1, 2009 to December 31, 2009 due to cost reduction efforts in response to the industry downturn.

Non-Qualified Deferred Compensation Plan. We have a non-qualified deferred compensation plan covering executive officers and certain highly compensated individuals. Participants in the non-qualified deferred compensation plan can elect to defer their base salary and their annual incentive cash payment without regard to the tax code limitations applicable to the tax-qualified plans. The deferred compensation plan is intended to promote retention by providing employees with an opportunity to save in a tax-efficient manner. Because executive officers do not receive above-market rates of return under the deferred compensation plan, earnings under the plan are not included in the Summary Compensation table, but are included in the Non-Qualified Deferred Compensation table. The notional investment options available under the non-qualified plan are the same investment options that are available in the 401(k) plan. The Compensation Committee generally requires executive officers who earn cash incentive payments greater than 100% of their annual target amount to defer the excess amount in the non-qualified deferred compensation plan for a one-year period. However, the Compensation Committee suspended the mandatory one year deferral for fiscal year 2010 cash incentive amounts.

Supplemental Executive Retirement Plan, or SERP. Certain NEOs are entitled to participate in the SERP. The SERP is an unfunded plan that, on December 31 of each year, credits to each participant’s account 9.5% of eligible earnings plus interest on the previous balance. Eligible earnings include salary and cash incentives earned within the current year. The SERP contribution is reduced by the maximum amount of the matching contributions that would have been made to the 401(k) plan if the participant had made the maximum possible contribution and other similar limitations, such as the 401(k) compensation ceiling set by the IRS. Interest is credited at the long-term applicable federal rate for December, plus two percentage points. Vesting in the SERP is identical to vesting in the 401(k), whereby participants vest 100% after two years of employment. On November 24, 2008, we suspended credits in the SERP from January 1, 2009 to December 31, 2009, due to cost reduction efforts in response to the industry downturn.

Retirement. Retirement for executive officers is currently defined as the voluntary resignation from employment after the attainment of a combined age and years of service as an employee of at least 65, a minimum age of 55, and completion of at least five years of service as an employee. Equity grants made to executive officers during and prior to August 15, 2008, included an acceleration of vesting clause in the event of retirement. Unvested options vest immediately upon retirement and remain exercisable until the expiration of the option grant. Unvested restricted stock awards become fully vested upon retirement. Unvested and unearned performance-based awards also become fully vested upon retirement. The Compensation Committee decided to eliminate the acceleration of vesting of equity upon retirement for equity grants made after August 15, 2008. Eliminating the acceleration of vesting of equity upon retirement aids our efforts to reduce non-cash expense, as the expense is no longer taken over a shorter period of time. Retiring executive officers do not receive any other additional benefits such as health insurance.

Other Compensation Policies

Perquisites and Other Benefits. We annually review the perquisites that executive officers receive, which include automotive perquisites and reimbursement of financial planning and certain health care expenses. Other than as described in the Summary Compensation Table or under the Non-Qualified Deferred Compensation Table below, our executive officers are entitled to few benefits that are not otherwise available to all of our employees. Our objective in providing perquisites to our executive officers is to attract and retain those individuals.

Change in Control Agreements. Certain of our NEOs are parties to change in control agreements with us. These agreements have not substantially changed since 2005. For further information see “Potential Payments upon Termination or Change in Control.” We believe that the severance benefits provided under the respective change in control agreements are fair and reasonable given the level of dedication and commitment the NEO’s have made to our current growth and financial success as well as the future value we expect to receive from them, including during challenging transition periods.

Stock Ownership and Holding Period Guidelines. Because the Compensation Committee believes that management should accumulate and hold a direct ownership position in the company’s stock aligned with stockholders, the Compensation Committee adopted stock ownership guidelines for our executive officers. Our executive officers must accumulate and hold equity within five years of the later of the effective date of the guidelines or the date of appointment or promotion as an officer. The CEO is required to own three times his base salary in stock, the CFO and other executive officers with change in control agreements are required to own two times their base salary in stock, and executive officers without change in control agreements are required to own one times their base salary in stock. Unexercised stock options and unvested restricted stock do not count toward satisfying these ownership guidelines. All executive officers have reached their target stock ownership as of fiscal year end 2010. Executive officers do not have holding period requirements, separate from the stock ownership guidelines described above.

Policy regarding Short Sales, Derivative Transactions and Hedging. Under our Short Sales, Derivative Transactions and Hedging policy, our directors and employees (including our NEOs) are not permitted to engage in short sales of our securities or any hedging or derivative securities transactions relating to our securities.

Clawback. We have adopted a clawback policy which provides that in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, we will use reasonable efforts to recover from any of our current or former executive officers who received incentive-based compensation (including stock options awarded as compensation) during the three-year period preceding the date on which we are required to prepare an accounting restatement, based on the erroneous data, the excess of what would have been paid to the executive officer under the accounting restatement. This policy applies to incentive-based compensation granted after November 19, 2010. The clawback policy is meant to be interpreted in a manner that is consistent with any applicable rules or regulations to be adopted by the SEC or the NASDAQ Stock Market as contemplated by the Dodd-Frank Act and any other applicable law and shall otherwise be interpreted in the business judgment of our Board of Directors (or a duly established committee thereof).

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation over $1 million paid to a CEO and each of the three other most highly compensated executive officers, excluding the CFO. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. Our stockholder-approved Amended and Restated Omnibus Stock Plan and 2008 MIP and 2011 MIP, if approved by our stockholders, are designed so that awards, other than time-based restricted stock and restricted stock units, under such plans should constitute performance-based compensation not subject to the limitations of Section 162(m) of the Code. The Compensation Committee reviews the potential effect of Section 162(m) of the Code periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in our best interests and the best interests of our stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Varian Semiconductor’s management. Based on that review and its discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Xun (Eric) Chen

Robert W. Dutton

Dennis G. Schmal

Bin-ming (Benjamin) Tsai (Chairperson)

Risk Considerations in Our Compensation Programs

Our Compensation Committee and management conducted a review of the design and operations of our compensation practices, policies and programs for all employees, including the NEOs, to assess the risks associated with such practices, policies and programs. Based on this review and assessment, we and our Compensation Committee do not believe our compensation program encourages excessive or inappropriate risk-taking for the following reasons:

•	Our use of different types of compensation provides a balance of short-term and long-term incentives with fixed and variable components;

•	Our equity awards typically vest over a four-year period, encouraging participants to look to long-term appreciation in equity values;

•

The metrics used to determine the amount of a participant’s cash incentive under our cash incentive plans, including the 2011 Management Incentive Plan described in Proposal 3, focus on company-wide metrics such as operating margin and profitability, which the Compensation Committee believes encourages the generation of profitable revenue and drives long-term stockholder value;

•	Our cash incentive plans impose caps on cash incentive awards to limit windfalls;

•	Commission-based payments represent a limited component of our historical overall compensation program;

•

Our system of internal control over financial reporting, our Code of Business Conduct and Ethics and our whistleblower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our performance-based compensation plans; and

•

Our short sales, derivatives transactions and hedging policy provides that our employees may not enter into hedging transactions involving our common stock, in an effort to prevent our employees from insulating themselves from the effects of our stock price performance.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation paid or accrued by us during fiscal years 2010, 2009 and 2008 to, or on behalf of, our Chief Executive Officer, Chief Financial Officer and each of our three most highly compensated executive officers. We refer to our Chief Executive Officer, Chief Financial Officer and such other executive officers as the “named executive officers,” or NEOs.

Summary Compensation

Name and Principal Position	Year (1)	Salary	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)(6)	Total
Gary E. Dickerson	2010	$628,617	$638,945	$2,252,438	$1,266,840	$10,562	$218,236	$5,015,638
Chief Executive Officer	2009	571,844	—	2,112,110	—	9,632	149,582	2,843,168
	2008	621,923	512,446	2,473,190	1,051,050	5,517	225,820	4,889,946

Robert J. Halliday	2010	356,846	766,750	900,975	642,218	7,053	148,035	2,821,877
Executive Vice President, Chief Financial Officer	2009	333,159	—	1,380,995	—	6,591	77,550	1,798,295
	2008	350,961	356,486	1,720,480	533,033	4,245	149,716	3,114,921

Robert J. Perlmutter	2010	301,236	690,075	270,293	431,200	1,469	113,291	1,807,564
Executive Vice President, Implant Business Unit	2009	275,080	—	797,580	—	1,173	88,461	1,162,294
	2008	293,655	200,526	967,770	350,350	296	101,731	1,914,328

Yong-Kil Kim	2010	321,500	178,895	630,683	424,624	5,680	94,311	1,655,693
Executive Vice President, Asia Business Development	2009	273,750	—	760,655	—	5,288	53,510	1,093,203
	2008	300,000	200,526	967,770	346,150	3,390	163,745	1,981,581

Gary J. Rosen	2010	267,024	613,400	240,260	282,965	—	17,116	1,420,765
Vice President, Engineering	2009	245,953	—	664,650	—	—	17,299	927,902
	2008	263,041	167,111	806,475	198,436	—	12,353	1,447,416

(1)	Fiscal year 2010 comprised a 52-week period ended October 1, 2010. Fiscal year 2009 comprised a 52-week period ended October 2, 2009. Fiscal year 2008 comprised a 53-week period ended October 3, 2008.

(2)	The amounts shown represent the aggregate grant date fair value of stock-based compensation granted in fiscal years 2010, 2009 and 2008 in accordance with the authoritative accounting guidance for stock-based compensation. These amounts reflect our total accounting expense and do not correspond to the financial benefit an individual may realize from the award. Assumptions used in the calculation of the grant date fair value of each award grant are set forth in Note 4 “Stock-based Compensation” to our consolidated financial statements for fiscal year 2010, included in our Annual Report on Form 10-K filed with the SEC on November 24, 2010 and do not take into account any estimated forfeitures. The amounts reported for fiscal years 2009 and 2008 have been restated to reflect new SEC rules as described above. Previously, the disclosed stock-based compensation amounts were based on the total cost recognized by individual for financial statement reporting purposes in the applicable fiscal year for grants in the current and prior fiscal years.

(3)	The amounts disclosed in the Non-Equity Incentive Plan Compensation column are estimated fiscal year 2010 earned amounts which were awarded under the 2006 MIP as discussed in the Compensation Discussion and Analysis under the section titled “Annual Incentive Cash Payments.” These amounts include the deferred portion of the fiscal year 2010 MIP, related to the market share metric. The compensation earned under the 2006 MIP during fiscal year 2010, excluding the deferred portion, was paid by us to the NEO on November 18, 2010. The deferred portion of the fiscal year 2010 MIP will be paid out in the following the fiscal year once market share data is published, which we expect in April 2011. The estimated amounts deferred for the fiscal year 2010 MIP for the NEOs are: Mr. Dickerson ($167,184), Mr. Halliday ($84,753), Dr. Perlmutter ($55,625), Dr. Kim ($69,531) and Dr. Rosen ($21,130). The actual amounts could be higher or lower than our estimates, depending on actual market share data. We will file a Form 8-K to report the actual amounts deferred after such amounts are determined.

(4)	Amounts represent the above-market interest earnings for the SERP in relation to the 120% of the applicable federal long-term rate, with compounding. Generally, SERP earnings increase over time as NEOs’ balances and accumulated interest grows.

(5)	Amounts presented in the All Other Compensation column for fiscal year 2010 consist of reimbursement for travel expenses and financial planning as well as the following items:

Name	Company Matching Contributions to 401(k) Plan	Company Contributions to SERP	Expatriate Expenses	Automotive Perquisites
Gary E. Dickerson	$17,116	$149,616	—	$46,079
Robert J. Halliday	17,116	88,119	—	36,485
Robert J. Perlmutter	17,116	46,754	—	46,221
Yong-Kil Kim	—	63,311	$31,000	—
Gary J. Rosen	17,116	—	—	—

(6)	Amounts presented in the All Other Compensation column for fiscal years 2009 and 2008 have been revised to include registrant contributions to the SERP for the following amounts:

Name	Fiscal Year 2009	Fiscal Year 2008
Gary E. Dickerson	$58,525	$179,069
Robert J. Halliday	31,619	89,646
Robert J. Perlmutter	15,754	48,735
Yong-Kil Kim	26,510	73,035

Grants of Plan-Based Awards

The following table sets forth information concerning grants of compensation in the form of plan-based awards made to the NEOs during fiscal year 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
Name	Grant Date	Target	Maximum
Gary E. Dickerson	Annual	$648,000	$1,296,000
	11/12/2009			14,583			$455,427
	11/12/2009				131,250	$31.23	1,613,063
	2/26/2010			2,083			62,657
	2/26/2010				18,750	30.08	217,313
	5/13/2010			2,083			66,698
	5/13/2010				18,750	32.02	234,750
	8/12/2010			2,084			54,163
	8/12/2010				18,750	25.99	187,313

Robert J. Halliday	Annual	328,500	657,000
	11/12/2009			17,500			546,525
	11/12/2009				52,500	31.23	645,225
	2/26/2010			2,500			75,200
	2/26/2010				7,500	30.08	86,925
	5/13/2010			2,500			80,050
	5/13/2010				7,500	32.02	93,900
	8/12/2010			2,500			64,975
	8/12/2010				7,500	25.99	74,925

Robert J. Perlmutter	Annual	215,600	431,200
	11/12/2009			15,750			491,873
	11/12/2009				15,750	31.23	193,568
	2/26/2010			2,250			67,680
	2/26/2010				2,250	30.08	26,078
	5/13/2010			2,250			72,045
	5/13/2010				2,250	32.02	28,170
	8/12/2010			2,250			58,478
	8/12/2010				2,250	25.99	22,478

Yong-Kil Kim	Annual	215,600	431,200
	11/12/2009			4,083			127,512
	11/12/2009				36,750	31.23	451,658
	2/26/2010			583			17,537
	2/26/2010				5,250	30.08	60,848
	5/13/2010			583			18,668
	5/13/2010				5,250	32.02	65,730
	8/12/2010			584			15,178
	8/12/2010				5,250	25.99	52,448

Gary J. Rosen	Annual	163,800	327,600
	11/12/2009			14,000			437,220
	11/12/2009				14,000	31.23	172,060
	2/26/2010			2,000			60,160
	2/26/2010				2,000	30.08	23,180
	5/13/2010			2,000			64,040
	5/13/2010				2,000	32.02	25,040
	8/12/2010			2,000			51,980
	8/12/2010				2,000	25.99	19,980

(1)

The amounts shown in the columns represent the range of possible cash payouts for each NEO under our 2006 MIP for the fiscal year 2010 performance period, as determined by the Compensation Committee at the November 12, 2009

meeting. Projected amounts earned under our 2006 MIP for fiscal year 2010 are included above in the Summary Compensation Table under the column titled, “Non-Equity Incentive Plan Compensation.” Information regarding the operation of the 2006 MIP can be found in the Annual Incentive Cash Payments section of the Compensation Discussion and Analysis.

(2)	Options granted in fiscal year 2010 will vest as to one-fourth one year from the grant date, and the remaining three-fourths will vest in twelve equal quarterly installments until one hundred percent of the shares have vested at the end of four years.

(3)	The amounts shown represent the grant date fair value of stock-based compensation granted in fiscal year 2010, in accordance with the authoritative accounting guidance for stock-based compensation. A discussion of the valuation assumptions used in the calculation of grant date fair value is set forth in Note 4 “Stock-based Compensation” to our consolidated financial statements for fiscal year 2010, included in our Annual Report on Form 10-K filed with the SEC on November 22, 2010.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding unexercised stock options and unvested restricted stock held by the NEOs as of fiscal year end 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Award Grant Date		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Restricted Share Award Grant Date		Market Value of Shares or Units of Stock That Have Not Vested (4)
Gary E. Dickerson	87,891	—	10/18/2004	(1)	$14.21	10/18/2011	1,741	12/4/2006	(1)	$50,315
	39,062	—	11/12/2004	(1)	15.71	11/12/2011	14,583	11/12/2009	(1)	421,449
	237,109	—	3/18/2005	(1)	15.69	3/18/2013	2,083	2/26/2010	(1)	60,199
	42,189	—	8/18/2006	(1)	23.77	8/18/2013	2,083	5/13/2010	(1)	60,199
	34,277	2,285	11/17/2006	(1)	27.24	11/17/2013	2,084	8/12/2010	(1)	60,228
	31,992	4,570	2/9/2007	(1)	27.53	2/9/2014
	29,708	6,856	5/10/2007	(1)	42.73	5/10/2014
	27,419	9,140	8/17/2007	(1)	46.65	8/17/2014
	55,344	25,156	11/13/2007	(1)	38.99	11/13/2014
	21,563	12,937	2/9/2008	(1)	33.49	2/9/2015
	19,406	15,094	5/9/2008	(1)	37.68	5/9/2015
	17,250	17,250	8/14/2008	(1)	34.33	8/14/2015
	87,588	112,612	11/24/2008	(1)	17.08	11/24/2015
	10,725	17,875	2/26/2009	(1)	18.42	2/26/2016
	8,938	19,662	5/14/2009	(1)	22.35	5/14/2016
	7,150	21,450	8/14/2009	(1)	30.25	8/14/2016
	—	131,250	11/12/2009	(1)	31.23	11/12/2016
	—	18,750	2/26/2010	(1)	30.08	2/26/2017
	—	18,750	5/13/2010	(1)	32.02	5/13/2017
	—	18,750	8/12/2010	(1)	25.99	8/12/2017

Robert J. Halliday	5,273	—	8/18/2006	(1)	23.77	8/18/2013	1,277	12/4/2006	(1)	36,905
	25,136	1,676	11/17/2006	(1)	27.24	11/17/2013	17,500	11/12/2009	(1)	505,750
	23,460	3,352	2/9/2007	(1)	27.53	2/9/2014	2,500	2/26/2010	(1)	72,250
	21,784	5,028	5/10/2007	(1)	42.73	5/10/2014	2,500	5/13/2010	(1)	72,250
	20,107	6,702	8/17/2007	(1)	46.65	8/17/2014	2,500	8/12/2010	(1)	72,250
	38,500	17,500	11/13/2007	(1)	38.99	11/13/2014
	15,000	9,000	2/9/2008	(1)	33.49	2/9/2015
	13,500	10,500	5/9/2008	(1)	37.68	5/9/2015
	12,000	12,000	8/14/2008	(1)	34.33	8/14/2015
	8,181	73,631	11/24/2008	(1)	17.08	11/24/2015
	1,169	11,687	2/26/2009	(1)	18.42	2/26/2016
	1,169	12,856	5/14/2009	(1)	22.35	5/14/2016
	4,675	14,025	8/14/2009	(1)	30.25	8/14/2016
	—	52,500	11/12/2009	(1)	31.23	11/12/2016
	—	7,500	2/26/2010	(1)	30.08	2/26/2017
	—	7,500	5/13/2010	(1)	32.02	5/13/2017
	—	7,500	8/12/2010	(1)	25.99	8/12/2017

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Award Grant Date		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Restricted Share Award Grant Date		Market Value of Shares or Units of Stock That Have Not Vested (4)

Robert J. Perlmutter	147,656	9,844	10/9/2006	(1)	25.91	10/9/2013	937	10/9/2006	(1)	27,079
	21,656	9,844	11/13/2007	(1)	38.99	11/13/2014	15,750	11/12/2009	(1)	455,175
	8,438	5,062	2/9/2008	(1)	33.49	2/9/2015	2,250	2/26/2010	(1)	65,025
	7,594	5,906	5/9/2008	(1)	37.68	5/9/2015	2,250	5/13/2010	(1)	65,025
	6,750	6,750	8/14/2008	(1)	34.33	8/14/2015	2,250	8/12/2010	(1)	65,025
	4,725	42,525	11/24/2008	(1)	17.08	11/24/2015
	4,050	6,750	2/26/2009	(1)	18.42	2/26/2016
	3,375	7,425	5/14/2009	(1)	22.35	5/14/2016
	2,700	8,100	8/14/2009	(1)	30.25	8/14/2016
	—	15,750	11/12/2009	(1)	31.23	11/12/2016
	—	2,250	2/26/2010	(1)	30.08	2/26/2017
	—	2,250	5/13/2010	(1)	32.02	5/13/2017
	—	2,250	8/12/2010	(1)	25.99	8/12/2017

Yong-Kil Kim	31,500	—	2/9/2002	(2)	15.82	2/9/2012	696	12/4/2006	(1)	20,114
	21,750	—	11/21/2003	(3)	19.17	11/21/2010	4,083	11/12/2009	(1)	117,999
	5,000	—	8/13/2004	(3)	11.63	8/13/2011	583	2/26/2010	(1)	16,849
	33,750	—	11/12/2004	(1)	15.71	11/12/2011	583	5/13/2010	(1)	16,849
	25,312	—	3/18/2005	(1)	15.69	3/18/2013	584	8/12/2010	(1)	16,878
	28,120	—	8/18/2006	(1)	23.77	8/18/2013
	13,711	914	11/17/2006	(1)	27.24	11/17/2013
	12,795	1,828	2/9/2007	(1)	27.53	2/9/2014
	11,883	2,742	5/10/2007	(1)	42.73	5/10/2014
	10,964	3,655	8/17/2007	(1)	46.65	8/17/2014
	21,656	9,844	11/13/2007	(1)	38.99	11/13/2014
	8,438	5,062	2/9/2008	(1)	33.49	2/9/2015
	7,594	5,906	5/9/2008	(1)	37.68	5/9/2015
	6,750	6,750	8/14/2008	(1)	34.33	8/14/2015
	31,544	40,556	11/24/2008	(1)	17.08	11/24/2015
	3,863	6,437	2/26/2009	(1)	18.42	2/26/2016
	3,219	7,081	5/14/2009	(1)	22.35	5/14/2016
	2,575	7,725	8/14/2009	(1)	30.25	8/14/2016
	—	36,750	11/12/2009	(1)	31.23	11/12/2016
	—	5,250	2/26/2010	(1)	30.08	2/26/2017
	—	5,250	5/13/2010	(1)	32.02	5/13/2017
	—	5,250	8/12/2010	(1)	25.99	8/12/2017

Gary J. Rosen	16,875	—	8/18/2006	(1)	23.77	8/18/2013	581	12/4/2006	(1)	16,791
	11,425	762	11/17/2006	(1)	27.24	11/17/2013	14,000	11/12/2009	(1)	404,600
	10,663	1,523	2/9/2007	(1)	27.53	2/9/2014	2,000	2/26/2010	(1)	57,800
	9,902	2,285	5/10/2007	(1)	42.73	5/10/2014	2,000	5/13/2010	(1)	57,800
	9,139	3,046	8/17/2007	(1)	46.65	8/17/2014	2,000	8/12/2010	(1)	57,800
	18,047	8,203	11/13/2007	(1)	38.99	11/13/2014
	7,031	4,219	2/9/2008	(1)	33.49	2/9/2015
	6,328	4,922	5/9/2008	(1)	37.68	5/9/2015
	5,625	5,625	8/14/2008	(1)	34.33	8/14/2015
	11,813	35,437	11/24/2008	(1)	17.08	11/24/2015
	3,375	5,625	2/26/2009	(1)	18.42	2/26/2016
	2,813	6,187	5/14/2009	(1)	22.35	5/14/2016
	2,250	6,750	8/14/2009	(1)	30.25	8/14/2016
	—	14,000	11/12/2009	(1)	31.23	11/12/2016
	—	2,000	2/26/2010	(1)	30.08	2/26/2017
	—	2,000	5/13/2010	(1)	32.02	5/13/2017
	—	2,000	8/12/2010	(1)	25.99	8/12/2017

(1)	Options and stock awards vest as to one-fourth one year from the grant date and the remaining three-fourths will vest in twelve equal quarterly installments until one hundred percent of the shares have vested at the end of four years.

(2)	Options vest one-third each year after the date of grant, so that one hundred percent of the shares have vested at the end of three years.

(3)	Options vest as to one-third after the date of grant, and the remaining two-thirds vest in eight equal quarterly installments until one hundred percent of the shares have vested at the end of three years.

(4)	Based on the closing price of our common stock of $28.90 on October 1, 2010 as reported by the NASDAQ Global Select Market.

Options Exercised and Stock Vested in Fiscal Year 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Gary E. Dickerson	—	—	19,026	$586,139
Robert J. Halliday	283,080	$4,287,925	13,522	415,213
Robert J. Perlmutter	28,350	407,520	3,748	123,590
Yong-Kil Kim	67,500	549,980	8,479	260,757
Gary J. Rosen	34,499	554,727	6,853	210,668

(1)	Represents the amount realized based on the difference between the market price of our common stock on the date of exercise and the exercise price.

(2)	Represents the amount realized based on the market price of our common stock on the vesting date.

Non-Qualified Deferred Compensation for Fiscal Year 2010

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals / Distributions (4)	Aggregate Balance at Last FYE (5)
Gary E. Dickerson	—	$160,178	$678	$(425,135)	$2,030,313
Robert J. Halliday	—	95,172	1,181	(175,881)	504,726
Robert J. Perlmutter	$33,762	48,223	12,340	—	453,824
Yong-Kil Kim	—	68,991	50,077	—	765,604
Gary J. Rosen	—	—	19	—	39,225

(1)	Represents the amounts contributed by each NEO to the non-qualified deferred compensation plan. None of these amounts included were reported as compensation in the fiscal year 2010 Summary Compensation Table for the NEOs.

(2)	The SERP amounts for fiscal year 2010 disclosed in this table are estimated amounts because, as discussed in the Compensation Discussion and Analysis, each of the NEOs SERP accounts are not actually credited until the end of each calendar year. The amounts included as compensation in the fiscal year 2010 Summary Compensation Table for the NEOs are: Mr. Dickerson ($160,178), Mr. Halliday ($95,172), Dr. Perlmutter ($48,223) and Dr. Kim ($68,991).

(3)	Represents the actual market earnings on a group of investment funds selected by the applicable NEO for purposes of tracking the notional investment return on his non-qualified deferred compensation account balance for fiscal year 2010, as discussed in the Annual Incentive Cash Payments section of the Compensation Discussion and Analysis. None of these amounts included were reported as compensation in the fiscal year 2010 Summary Compensation Table for the NEOs.

(4)	Represents combined withdrawals and distributions in non-qualified deferred compensation plans for each NEO in fiscal year 2010.

(5)	Represents combined contributions, earnings and balances of SERP and non-qualified deferred compensation plans for each NEO in fiscal year 2010. The amounts included as compensation in the Summary Compensation Table in fiscal years 2009 and 2008 for the NEOs are: Mr. Dickerson ($237,594), Mr. Halliday ($121,265), Dr. Perlmutter ($64,489) and Dr. Kim ($94,545).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Agreements

Messrs. Dickerson and Halliday and Dr. Kim are parties to change in control agreements with us. The Compensation Committee has determined that the number of executive officers with change in control agreements should generally be limited and as new executive officers are hired by us, a change in control agreement is not included in a standard executive officer offer package. Under these agreements, a change in control of Varian Semiconductor is defined to occur if:

•	any individual or group becomes the beneficial owner (as defined in Section 13 of the Exchange Act) of 30% or more of the voting power of Varian Semiconductor’s outstanding securities, or;

•

the “continuing directors” cease to constitute at least a majority of the Board of Directors. “Continuing directors” are defined as our directors as of the date of the executive’s agreement and any successor to any such director who was nominated or selected by a majority of the continuing directors in office at the time of the director’s nomination or selection and who is not an “affiliate” or an “associate” (as defined under the Exchange Act) of any person who is the beneficial owner of more than 10% of the combined voting power of Varian Semiconductor, or;

•

there occurs a reorganization, merger, consolidation or other corporate transaction involving us in which our stockholders immediately prior to such transaction do not own more than 50% of the combined voting power of Varian Semiconductor (or of a successor entity resulting from such transaction) after such transaction, or;

•	all or substantially all of Varian Semiconductor’s assets are sold, liquidated or distributed.

In certain circumstances, the Board of Directors can declare that a change in control will not be considered to have occurred, despite the occurrence of one of the above-listed events. With certain exceptions, these agreements each provide that the executive officer will forfeit his or her benefits under the agreement if he or she voluntarily leaves our employ during the process of a tender offer, merger negotiations or in certain other circumstances that could lead to a change in control. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of us, and to enhance our ability to attract and retain executives. Each agreement provides that if within 18 months of a change in control (i) we terminate the executive’s employment other than by reason of his death, disability, or for “cause” (in the case of Mr. Dickerson) or other than by reason of his death, disability, retirement or for “cause” (in the case of Mr. Halliday and Dr. Kim), or (ii) the executive terminates his employment for any reason (in the case of Mr. Dickerson) or for “good reason” (in the case of Mr. Halliday and Dr. Kim), the executive will receive:

•

a lump sum severance payment equal to 2.99 (in the case of Mr. Dickerson) or 2.50 (in the case of Mr. Halliday and Dr. Kim) multiplied by the sum of (1) the executive’s annual base salary, (2) the highest annual bonus earned by the executive in any of the three most recent fiscal years ending prior to the date of termination and (3) the highest cash bonus for a performance period of more than one fiscal year that was earned by the executive in any of the three fiscal years ending prior to the date of termination;

•

a lump sum payment equal to the pro rata portion of the executive’s target bonus for the fiscal year in which the executive’s termination occurs, and for any other partially completed bonus performance period at the time of the executive’s termination;

•	full vesting and exercisability of unvested stock options and full release of restrictions on restricted stock;

•

continued receipt of benefits under life, medical, dental, vision and disability insurance plans, as well as the financial and tax counseling plan, until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with us;

•	the right to purchase any company-leased automobile then in possession of the executive; and

•

a gross-up payment such that if any payments and benefits received by the executive from us would subject that person to the excise tax contained in Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, the executive will be entitled to receive an additional payment that will place the executive in the same after-tax economic position that the executive would have enjoyed if such excise tax had not applied.

These agreements also provide that if, following a change in control, the executive’s employment is terminated due to death or disability, the executive will receive death or long-term disability benefits no less favorable than the most favorable benefits to which the executive would have been entitled had the death or disability occurred at any time in the one-year period prior to the change in control.

For purposes of the change in control agreements, “cause” means:

•

The continued willful failure of the executive to perform his duties to us after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the executive by the Board of Directors or a committee thereof; or

•

The willful commission by the executive of a wrongful act that caused or was reasonably likely to cause substantial damage to us, or an act of fraud in the performance of the executive’s duties on behalf of us; or

•	The conviction of the executive for commission of a felony in connection with the performance of the executive’s duties on behalf of us; or

•	The order of a federal or state regulatory authority having jurisdiction over us or our operations or by a court of competent jurisdiction requiring the termination of the executive’s employment.

For purposes of the change in control agreements, “good reason” means, the occurrence, without the executive’s written consent, of any of the events set forth below. Notwithstanding the occurrence of any such event, such occurrence will not be deemed to constitute good reason unless the executive has given us notice of such occurrence within 90 days after such occurrence and we have failed to cure such occurrence within 30 days after such notice. Any termination for good reason must occur no later than 180 days after the giving of such notice:

•

In the case of Mr. Halliday, the assignment to the executive of a position, title, responsibilities or duties such that he no longer holds an equivalent position to the position he held immediately prior to the change in control; or

•

In the case of Dr. Kim, the assignment of the executive to duties which are materially different from his duties immediately prior to the change in control and which result in a material reduction in his authority and responsibility when compared to the highest level of authority and responsibility assigned to him at any time during the six-month period prior to the change in control date; or

•

A reduction of the executive’s base compensation as the same may have been increased from time to time after the change in control date other than (A) a reduction implemented with the consent of the executive or (B) a reduction that is generally comparable (proportionately) to compensation reductions imposed on senior executives generally; or

•

Our failure to provide to the executive the benefits and perquisites, including participation on a comparable basis in stock option, incentive, and other similar plans in which employees of comparable title and salary grade participate, as were provided to him immediately prior to a change in control, or with a package of benefits and perquisites that are substantially comparable in all material respects to such benefits and perquisites provided prior to the change in control; or

•

Our relocation of the office where the executive is employed immediately prior to the change in control date to a location which is more than 50 miles away from such location or Varian Semiconductor requiring the executive to be based more than 50 miles away from such location; or

•	Our failure to obtain promptly upon any change in control the express written assumption of an agreement to perform the change in control agreement by any successor; or

•	Our failure to promptly make any payment into escrow when so required by the change in control agreement; or

•	Any material breach of the change in control agreement by us.

Under the change in control agreements, each of Messrs. Dickerson and Halliday and Dr. Kim has agreed:

•	to be bound by certain confidentiality agreements, and

•

while employed by us and following the termination of such employment (other than a termination of employment by the executive for “good reason” (in the case of Mr. Halliday and Dr. Kim) or a termination of employment by us other than for “cause”) for a period of two years, to be bound by certain non-solicitation provisions and, in the case of Mr. Dickerson, certain non-competition provisions.

The payments under the change in control agreements are intended to be compliant with, or exempt from, Section 409A of the Code.

The following table shows the estimated amounts that would have been payable to each NEO in the event such NEO, within 18 months of a change in control, was terminated other than by reason of his death, disability, retirement or for “cause” or, such NEO terminated his employment for “good reason” (in the case of Mr. Halliday and Dr. Kim) or any reason (in the case of Mr. Dickerson), had the termination occurred on October 1, 2010. The amount attributable to the accelerated vesting of stock options, performance shares and restricted stock is based upon the fair market value of our common stock on the last trading day of fiscal year 2010. That value was $28.90 per share as reported on the NASDAQ Global Select Market. The actual compensation and benefits the NEO would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in the price of our common stock and any additional benefits the NEO may have accrued as of that time under applicable benefit or compensation plans.

Change in Control Severance

Name	Cash	Prorata Bonus	Stock Options	Restricted Stock	Welfare Benefits	Financial Planning	Excise Tax Gross Up	Total
Gary E. Dickerson	$5,667,416	$648,000	$1,711,787	$652,389	$35,380	$10,200	$—	$8,725,172
Robert J. Halliday	2,497,660	328,500	1,106,215	759,405	35,380	12,630	—	4,739,790
Yong-Kil Kim	1,831,560	215,600	612,523	188,717	23,354	—	—	2,871,754

Potential Payments upon Termination of Employment Other than Following a Change in Control

Our NEOs are entitled to certain benefits upon a termination due to death, disability or retirement. A termination event caused by death or disability will cause immediate vesting of all equity awards, while a termination due to retirement accelerates vesting of equity awards granted on and prior to August 15, 2008. Both events include the payouts of vested SERP and non-qualified deferred compensation balances. We report only amounts when vesting requirements are waived and/or time of payment is accelerated. Benefits under our SERP and non-qualified deferred compensation plans are not enhanced under any of the termination events.

The following tables show the estimated amounts that would have been payable to each NEO in the event that such NEO was terminated on October 1, 2010. The actual compensation and benefits the NEO would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in the price of our common stock and any additional benefits the NEO may have accrued as of that time under applicable benefit or compensation plans.

Potential Payments upon Termination Due to Death or Disability

Name	Stock Options (1)	Restricted Stock (1)	Total (2)
Gary E. Dickerson	$1,711,787	$652,389	$2,364,176
Robert J. Halliday	1,106,215	759,405	1,865,620
Robert J. Perlmutter	658,000	677,329	1,335,329
Yong-Kil Kim	612,523	188,717	801,240
Gary J. Rosen	527,512	594,791	1,122,303

Potential Payments upon Termination Due to Retirement

Name	Stock Options (1)	Restricted Stock (1)	Total (2)
Gary E. Dickerson	$10,054	$50,315	$60,369
Robert J. Halliday	7,374	36,905	44,279
Robert J. Perlmutter	29,434	27,079	56,513
Yong-Kil Kim	4,022	20,114	24,136
Gary J. Rosen	3,351	16,791	20,142

(1)	The amounts attributable to the accelerated vesting of stock options, performance shares and restricted stock are based upon the fair market value of our common stock on the last trading day of fiscal year 2010. That value was $28.90 per share as reported on the NASDAQ Global Select Market.

(2)	The tables do not include the accumulated benefit under our SERP or non-qualified deferred compensation plan that would be paid to the NEOs, described above under “Non-Qualified Deferred Compensation for Fiscal Year 2010,” except to the extent that the NEO is entitled to an additional benefit as a result of the termination.

Equity Incentive Plans. Under our equity incentive plans, in the event of a termination due to death or disability the NEO’s equity grants become fully vested. In the event of retirement the NEO’s equity awards, granted on and prior to August 15, 2008, become fully vested. The estimated amounts that would have been payable to the NEO upon the occurrence of one of these events on October 1, 2010 is reflected in the above table, under the stock options and restricted stock columns.

EQUITY COMPENSATION PLAN INFORMATION

We maintain two equity plans, the Amended and Restated 2006 Stock Incentive Plan and the Employee Stock Purchase Plan, both of which have been approved by our stockholders. The following table provides information regarding the shares of our common stock authorized for issuance under our equity compensation plans as of fiscal year end 2010.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (1)
Equity Compensation Plans Approved by Security Holders	3,989,126	$29.02	5,264,750
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

Total	3,989,126	$29.02	5,264,750

(1)	Includes 828,266 shares of our common stock issuable under the Employee Stock Purchase Plan. The weighted average remaining contractual life of all options outstanding under the Amended and Restated 2006 Stock Incentive Plan is 4.6 years. On November 24, 2008, we decided to suspend enrollment and participation in the ESPP as of January 1, 2009 due to efforts to reduce equity compensation expense. We intend to lift the suspension on January 1, 2011.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2010, the members of our Compensation Committee were Drs. Tsai, Chen and Dutton and Mr. Schmal, none of whom was our current or former officer or employee and none of whom had any related person transaction involving us. None of our executive officers serves as a member of the Board of Directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of four members and acts under a written charter adopted by the Board of Directors. The members of the Audit Committee are independent directors, as defined by its charter and the NASDAQ rules. Mr. Schmal is an “audit committee financial expert” as defined by applicable SEC rules. The members of the Audit Committee are not our full-time employees and are not, and do not represent to be performing the functions of auditors or accountants. Members of the Audit Committee rely on the information provided and the representations made to them by management and the independent registered public accounting firm.

The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of (a) the integrity of our financial statements and system of internal controls, (b) compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications, independence and performance, (d) the performance of our internal audit function, (e) the pre-approval of all audit and non-audit services, if any, provided by our independent registered public accounting firm, (f) enterprise risk management processes and our major financial exposures and (g) the review of related person transactions. Our internal auditors and independent registered public accounting firm each have unrestricted access to the Audit Committee. In the performance of its oversight role, the Audit Committee reviewed our audited financial statements for the fiscal year ended October 1, 2010 and discussed these financial statements with both management and PricewaterhouseCoopers LLP, the independent registered public accounting firm who performed the audit.

Management is responsible for establishing and maintaining a system of internal controls and the financial reporting process. Management represented to the Audit Committee that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Our independent registered public accounting firm (a) audits the annual financial statements prepared by management, (b) expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows of in conformity with accounting principles generally accepted in the United States and that the audit of our financial statements by an independent registered public accounting firm has been carried out in accordance with auditing standards generally accepted in the United States and (c) discusses with the Audit Committee any issues it believes should be raised. As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following points:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.

The audit committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. After reviewing such information, the Audit Committee determined that the independent accounting firm is independent from management and the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 1, 2010. Subject to stockholder ratification, the Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011.

AUDIT COMMITTEE

Dennis G. Schmal (Chairperson)

Xun (Eric) Chen

Robert W. Dutton

Bin-ming (Benjamin) Tsai

Neither the Compensation Committee Report nor the Report of the Audit Committee shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Exchange Act of 1934, as from time to time in effect, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011

Subject to ratification by the stockholders, the Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since April 1999. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee. Even if selection is ratified, the Audit Committee may in its discretion, select a different registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of our company and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors believes that the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011 is in our best interests and those of our stockholders and recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP.

Independent Registered Public Accounting Firm’s Fees

PricewaterhouseCoopers LLP audited our financial statements for fiscal years 2010 and 2009. The following table summarizes the fees that PricewaterhouseCoopers LLP billed to us for each of the last two fiscal years:

	Fiscal Year 2010	Fiscal Year 2009
Audit Fees (1)	$1,394,000	$1,438,000
Tax Fees (2)	173,000	156,000
All Other Fees (3)	3,000	3,000

Total	$1,570,000	$1,597,000

(1)	Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees billed for professional services for tax compliance, tax consultations and tax planning. Tax compliance and preparation fees were $127,000 and $138,000 for fiscal years 2010 and 2009, respectively. Tax planning and consultation fees were $46,000 and $18,000 for fiscal years 2010 and 2009, respectively. None of the tax fees billed in fiscal year 2010 or fiscal year 2009 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Consists of fees for services other than audit fees, audit-related fees and tax fees. In both 2010 and 2009, there were fees of $3,000 paid related to technical accounting software licenses. None of the all other fees billed in fiscal year 2010 or fiscal year 2009 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

The Audit Committee’s policy is to not approve any services by our independent registered public accounting firm if, as a result, non-audit fees in any fiscal year would exceed the sum of audit fees, audit-related fees and tax compliance and preparation fees for that year.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement. We did not utilize this exception to the pre-approval requirements during the 2010 fiscal year.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Schmal is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is considered “independent” as that term is used in Item 7(d)(3) of Schedule 14A under the Exchange Act.

PROPOSAL 3

APPROVAL OF OUR 2011 MANAGEMENT INCENTIVE PLAN

On November 19, 2010, our Board of Directors adopted, subject to stockholder approval, the 2011 Management Incentive Plan, or the 2011 MIP. The 2011 MIP is intended to permit the payment of Incentive Awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Our Board of Directors believes that the future success of Varian Semiconductor depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and providing incentives to officers through the grant of performance-based compensation. Accordingly, our Board of Directors believes adoption of the 2011 MIP is in our best interests and those of our stockholders and therefore, our Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the 2011 MIP.

Description of the 2011 MIP

The following is a brief summary of the 2011 MIP, a copy of which is attached as Appendix A to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2011 MIP will be provided to any stockholder upon request, pursuant to the future delivery preferences described in the Stockholder Meeting Notice.

Types of Awards

The 2011 MIP provides for the grant of performance-based cash compensation, or Incentive Awards, to our officers. All incentive awards under the 2011 MIP will be settled in cash.

Performance Conditions

Pursuant to the 2011 MIP, during the first 90 days of the applicable fiscal year and before 25% of the applicable fiscal year has elapsed, the committee of the Board of Directors administering the 2011 MIP will establish the performance goals applicable to each participant eligible for an Incentive Award. Performance goals may be based on one or more of the following measures: (a) earnings or net income, meaning income after taxes, per share, (b) return on average equity, meaning the percentage equal to net income divided by average stockholder’s equity, in relation to a peer group of companies designated by the committee, (c) return on average assets, meaning the percentage equal to operating income before incentive compensation divided by average net assets, in relation to such peer group, or (d) such other performance goals as may be established by the committee which may be based on earnings, earnings growth, earnings before interest, taxes, depreciation and amortization (EBITDA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, meaning change in share price plus reinvestment of any dividends, cost control, strategic initiatives, market share, pre-tax or after-tax income, or any other objective goals established by the committee based on one or more of the foregoing.

Such performance goals may be determined pursuant to United States generally accepted accounting principles, or GAAP, or on a non-GAAP basis and may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a participant or the division, department, branch, line of business, subsidiary or other unit in which the participant works, or may be based on the performance of Varian Semiconductor generally, and may cover such period as may be specified by the committee. Such performance goals may be applied by excluding the impact of charges for asset impairments or write-downs, litigation judgments or claim settlements, the effect of changes in tax laws, accounting principles or other laws, regulations or provisions affecting reported results, accruals for reorganization, restructurings and/or discontinued operations, extraordinary items and other unusual or non-recurring items, fluctuations in foreign currency exchange rates, the operations of any business acquired by us, divestitures of one or more business operations or the assets thereof and any other adjustment based on one or more of the foregoing and consistent with the operation of the 2011 MIP.

Transferability of Awards

Incentive Awards may not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

Eligibility to Receive Incentive Awards

Officers of Varian Semiconductor and of Varian Semiconductor’s subsidiaries are eligible to be granted Incentive Awards under the 2011 MIP. The maximum Incentive Award payable to any participant in a single fiscal year will not exceed $3,000,000.

MIP Benefits

As of November 18, 2010, 17 officers were eligible to receive Incentive Awards under the 2011 MIP. Upon adoption of the 2011 MIP by the Board of Directors, the Compensation Committee granted Incentive Awards thereunder to 17 of our officers, which Incentive Awards are subject to stockholder approval of the 2011 MIP. The performance goals established by the Compensation Committee for these Incentive Awards are based on profitability, new business revenue and product development.

Administration

The 2011 MIP is administered by a committee appointed by the Board of Directors, consisting of two or more individuals, each of whom is an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended, or, the Code. Unless otherwise determined by the Board of Directors, the Compensation Committee shall be the committee to administer the 2011 MIP, provided that it meets the qualifications as set forth in the preceding sentence. The committee has the authority to determine the terms of all Incentive Awards under the 2011 MIP, including, without limitation, to select the officers to participate in the 2011 MIP, to establish the performance goals and to determine the amounts of the Incentive Award payable to any participant. Subject to the requirements of Section 162(m) of the Code, the committee may delegate specific administrative tasks to our employees or others as appropriate for proper administration of the 2011 MIP.

Change in Control

All of our obligations under the 2011 MIP with respect to Incentive Awards will be binding on any successor to Varian Semiconductor. In the event of any change in control of us (as defined in the 2011 MIP), a pro rata portion of the Incentive Awards will be paid to participants based on the attainment of the applicable performance goals for such Incentive Awards for the portion of the applicable award period that has elapsed prior to such change in control.

Termination or Amendment

The committee may amend, modify or terminate the 2011 MIP in any respect at any time without the consent of participants, provided that no amendment or termination of the 2011 MIP after the end of a fiscal year may adversely affect the rights of participants with respect to their Incentive Awards for that fiscal year, except that the committee may at any time, in its sole discretion, cancel an Incentive Award or eliminate or reduce the amount payable pursuant to the terms of an Incentive Award without the consent of a participant.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Incentive Awards granted under the 2011 MIP. This summary is based on the federal tax laws in effect as of the date of this proxy statement.

Incentive Award payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with our payroll practices as are from time-to-time in effect.

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to limitations of Section 162(m) of the Code.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and holders of more than 10% of a registered class of our equity securities to file an initial report of ownership on a Form 3 and reports on subsequent changes in ownership on a Form 4 or 5 with the SEC by specified due dates. Our executive officers, directors, and holders of more than 10% of a registered class of our equity securities are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. We are required to disclose in this proxy statement any failure to file any of these reports on a timely basis. Based solely on our review of the copies of the forms that we received from the filers, and on written representations from certain reporting persons, we believe that all of these requirements were satisfied during fiscal year 2010, with the exception of four late filings of a Form 4, one in December 2009, one in January 2010, and two in May 2010, with respect to Mr. Robert Halliday, covering four transactions in total.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting and does not know of any other matters that may come before the Annual Meeting. However, in the unlikely event that any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

We make all solicitations of proxies for the Annual Meeting and bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder who calls or writes to us at the following address or phone number: Attention: Corporate Secretary, 35 Dory Road, M/S GL37, Gloucester, Massachusetts 01930-2297, Telephone (978) 282-2000. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

INFORMATION ABOUT STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

In order to be considered for inclusion in the proxy materials for our 2012 Annual Meeting, a stockholder’s proposal must constitute a proper matter under Delaware law and must be received by us at our principal executive offices, 35 Dory Road, Gloucester, Massachusetts 01930, no later than August 3, 2011. We suggest that stockholders submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

According to the applicable provisions of our bylaws, if a stockholder wishes to present a proposal at our 2012 Annual Meeting but does not wish to have the proposal considered for inclusion in the Proxy Statement and proxy card, the stockholder must also give written notice to our Corporate Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of our most recent Annual Meeting. Assuming that our 2012 Annual Meeting is held on or after December 21, 2011 and on or before March 21, 2012 (as we currently anticipate), our bylaws would require notice to be provided to our Secretary at our principal executive offices no earlier than September 3, 2011 and no later than October 3, 2011. If a stockholder fails to provide timely notice of a proposal to be presented at the 2012 Annual Meeting, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal. Stockholders may send stockholder-initiated proposals for our 2012 Annual Meeting to the following mailing address: The Board of Directors, Varian Semiconductor Equipment Associates, Inc., Attention: Corporate Secretary, 35 Dory Road, M/S GL37, Gloucester, Massachusetts 01930-2297.

Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder who wishes to present a proposal fails to notify us within the time periods specified above but properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal. Even if a stockholder makes timely notification, the proxies may still exercise discretionary authority in accordance with the SEC’s proxy rules.

By Order of the Board of Directors,

GARY E. DICKERSON

Chief Executive Officer

Gloucester, Massachusetts

December 1, 2010

The Board of Directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to submit your proxy. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders of record who attend this meeting may vote their stock personally even though they have sent in their proxies.

Appendix A

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

2011 MANAGEMENT INCENTIVE PLAN

I.	General Purpose of Plan

The Varian Semiconductor Equipment Associates, Inc. 2011 Management Incentive Plan is designed to assist the Company and its Subsidiaries in attracting, retaining, and providing incentives to Eligible Employees and to align their interests with those of the Company’s stockholders by providing for the payment of Incentive Awards subject to the achievement of specified Performance Goals. The Plan is intended to permit the payment of Incentive Awards that qualify as performance-based compensation under Section 162(m) of the Code.

II.	Definitions

Terms not otherwise defined herein shall have the following meanings:

A. “Award Period” means the fiscal year of the Company, except to the extent the Board of Directors determines otherwise.

B. “Board” means the Board of Directors of the Company.

C. A “Change in Control” shall be deemed to have occurred if:

(i)	Any individual or group constituting a “person,” as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than (a) the Company or any of its subsidiaries, or (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any of its subsidiaries), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

(ii)	Continuing Directors cease to constitute at least a majority of the Board; or

(iii)	there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction; or

(iv)	all or substantially all of the assets of the Company are sold, liquidated or distributed; provided, however, that a “Change in Control” shall not be deemed to have occurred if, prior to the occurrence of a specified event that would otherwise constitute a Change in Control hereunder, the disinterested Continuing Directors then in office, by a majority vote thereof, determine that the occurrence of such specified event shall not be deemed to be a Change in Control with respect to an Eligible Employee hereunder if the Change in Control results from actions or events in which an Eligible Employee is a participant in a capacity other than solely as an officer, employee or director of the Company.

D. “Code” means the Internal Revenue Code of 1986, as amended.

E. “Committee” means the committee appointed by the Board to establish and administer the Plan as provided herein, which shall consist of two or more individuals, each of whom is an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Code and regulations promulgated thereunder. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee if it meets the qualifications set forth in the preceding sentence.

F. “Company” means Varian Semiconductor Equipment Associates, Inc., a Delaware corporation, and its successors and assigns and any corporation which shall acquire substantially all of its assets.

G. “Covered Employee” means any Eligible Employee who is or may become a “covered employee” as defined in Section 162(m) of the Code.

H. “Eligible Employee” means an employee described in Section IV hereof.

I. “GAAP” means U.S. generally accepted accounting principles.

J. “Incentive Award” means an award payable to a Participant for an Award Period.

K. “Participant” means any Eligible Employee who has been selected to participate in the Plan for an Award Period.

L. “Performance Goals” means the goal(s) determined by the Committee, in its sole discretion, to be applicable to a Participant eligible for an Incentive Award during an Award Period, and which, for any Award Period, may be selected from (i) earnings or Net Income per share; (ii) Return on Equity in relation to a peer group (the “Peer Group”) of companies designated by the Committee; (iii) Return on Assets in relation to the Peer Group; or (iv) such other performance goals as may be established by the Committee which may be based on earnings, earnings growth, earnings before interest, taxes, depreciation and amortization (EBITDA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, Total Stockholder Return, cost control, strategic initiatives, market share, pre-tax or after-tax income, or any other objective goals established by the Committee based on one or more of the foregoing, which may be determined on a GAAP or non-GAAP basis, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee. Such Performance Goals may be applied by excluding the impact of charges for (i) asset impairments or write-downs, (ii) litigation judgments or claim settlements, (iii) the effect of changes in tax laws, accounting principles or other laws, regulations or provisions affecting reported results, (iv) accruals for reorganization, restructurings and/or discontinued operations, (v) extraordinary items and other unusual or non-recurring items, (vi) fluctuations in foreign currency exchange rates, (vii) the operations of any business acquired by the Company, (viii) divestitures of one or more business operations or the assets thereof and (ix) any other adjustment based on one or more of the foregoing and consistent with the operation of the Plan.

M. “Plan” means the Varian Semiconductor Equipment Associates, Inc. 2011 Management Incentive Plan as set forth herein and as hereafter amended from time to time

N. “Net Income” means, as to any fiscal year, the income after taxes of the Company for that fiscal year.

O. “Return on Assets” means the percentage equal to the Company’s (or a business unit’s) operating income before incentive compensation, divided by the Company’s (or business unit’s) average net assets.

P. “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholders’ equity.

Q. “Subsidiary” means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Company, either directly or through one or more other Subsidiaries.

R. “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

III.	Administration

The Plan shall be administered by the Committee. The Committee shall have plenary authority, in its discretion, to determine the terms of all Incentive Awards, including, without limitation, the Eligible Employees to whom, and the time or times at which, Incentive Awards are made, the Award Period to which each Incentive Award shall relate, the actual dollar amount to be paid pursuant to an Incentive Award, the Performance Goals to which payment of Incentive Awards will be subject, and when payments pursuant to Incentive Awards shall be made, which payments shall, without limitation, be made within 75 days after the end of an Award Period, or, if later, within 75 days after the date specified in the Incentive Award, in each case on which date the Eligible Employee must be employed in order to receive the payment in question. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding. Subject to the requirements for qualifying compensation as performance-based compensation under Section 162(m) of the Code, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan.

IV.	Eligibility

Incentive Awards for any Award Period may be granted only to officers of the Company or a Subsidiary, selected by the Committee in its sole discretion.

V.	Incentive Share Awards; Terms of Awards; Payment

A. The Committee shall, in its sole discretion, determine which Eligible Employees shall receive Incentive Awards. For each Award Period with respect to which the Committee determines to make Incentive Awards, the Committee may by resolution establish one or more Performance Goals applicable to such Incentive Awards and the other terms and conditions of the Incentive Awards. Such Performance Goals and other terms and conditions shall be established by the Committee in its sole discretion. Such Performance Goals shall be established within the first 90 days of the Award Period and before 25% of the Award Period has elapsed. Without intending to limit the generality of the preceding provisions or to limit the authority of the Committee, the Committee may make Incentive Awards that provide for payment in two or more installments with the payment of each installment being conditioned upon being employed on the payment date.

B. After the end of each Award Period for which the Committee has granted Incentive Awards, the Committee shall determine the extent to which the Performance Goals established by the Committee for the Award Period have been achieved, shall make a written certification (for example, in its meeting minutes) of the amount of the payment to be made for each Incentive Award, and shall authorize the Company to make Incentive Award payments to Participants in accordance with the terms of the Incentive Awards, subject to such written certification. In no event shall the amount paid to a Participant in accordance with the terms of an Incentive Award, by reason of Performance Goal achievement, exceed, for any Award Period, $3,000,000. Unless otherwise determined by the Committee, no Incentive Award payments shall be made to a Participant unless the Participant is employed by the Company or a Subsidiary on the date that such Incentive Award payment is made or on the date upon which a Change in Control occurs.

C. The Committee may at any time, in its sole discretion, cancel an Incentive Award or eliminate or reduce the amount payable pursuant to the terms of an Incentive Award without the consent of a Participant. The Committee may not increase the amount payable pursuant to an Incentive Award.

D. Incentive Award payments shall be subject to applicable federal, state, and local withholding taxes and other applicable withholding in accordance with the Company’s payroll practices as are, from time-to-time, in effect.

E. The Committee shall have the power to impose such other restrictions on Incentive Awards as it may deem necessary or appropriate.

F. All obligations of the Company under the Plan, with respect to Incentive Awards granted hereunder, shall be binding on any successor to the Company; and in the event of a Change in Control, a pro rata portion of Incentive Awards shall be paid to Participants based on the attainment of the applicable Performance Goals for such Incentive Awards for the portion of the applicable Award Period that has elapsed prior to such Change in Control.

VI.	Transferability

Incentive Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

VII.	Termination or Amendment

The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of Participants, provided that except as provided in Section V(C), no amendment or termination of the Plan after the end of an Award Period may adversely affect the rights of Participants with respect to their Incentive Awards for that Award Period.

VIII.	Effective Date; Term of the Plan

The Plan shall be effective as of October 1, 2010, subject to Section IX(E), and shall remain in existence until it is terminated pursuant to Section VII. No Incentive Awards may be awarded under the Plan after its termination. Termination of the Plan shall not affect any Incentive Awards outstanding on the date of termination and such awards shall continue to be subject to the terms of the Plan notwithstanding its termination.

IX.	General Provisions

A. The establishment of the Plan shall not confer upon any Eligible Employee any legal or equitable right against the Company or any Subsidiary, except as expressly provided in the Plan.

B. The Plan does not constitute an inducement or consideration for the employment of any Eligible Employee, nor is it a contract between the Company, or any Subsidiary and any Eligible Employee. Participation in the Plan shall not give an Eligible Employee any right to be retained in the employ of the Company or any Subsidiary.

C. Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

D. Incentive Awards under the Plan shall be subject to the Clawback Policy adopted by the Board on November [18], 2010, as it may be amended from time to time, to the extent the Participant is or was an executive officer of the Company and the other terms of the Clawback Policy are satisfied.

E. The Plan shall be governed, construed, and administered in accordance with the laws of the State of Delaware.

F. The effectiveness of the Plan is subject to the approval of the stockholders of the Company to the extent required by Section 162(m)(4)(c)(ii) of the Code. No payment shall be made hereunder before such approval has been obtained.

G. The Committee may make grants to participants who are not Covered Employees without satisfying the requirements of Section 162(m) of the Code.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to Varian Semiconductor that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

VOTE BY MAIL

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your proxy must be received prior to the Annual Meeting of Stockholders to be held on January 20, 2011.

VOTE BY INTERNET – www.investorvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-652-VOTE

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

Your Internet or telephone vote is valid under Delaware law and authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Your proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR ALL PROPOSALS.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Varian Semiconductor Equipment Associates, Inc.

DETACH HERE

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS Annual Meeting of Stockholders - January 20, 2011
Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Thomas C. Baker. and Robert J. Halliday, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of common stock of Varian Semiconductor Equipment Associates, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on January 20, 2011 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing, shall deliver a subsequently dated proxy or shall vote in person at the meeting.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VARIAN SEMICONDUCTOR

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

A vote FOR the director nominees and FOR proposals 2 and 3 is recommended by the Board of Directors.

1.	To elect the following nominees as Class III Directors for the ensuing three years:

	Nominees:	FOR	WITHHELD
	Richard A. Aurelio	☐	☐

	Bin-ming (Benjamin) Tsai	☐	☐

2.	To ratify the selection of	FOR	AGAINST	ABSTAIN
	PricewaterhouseCoopers LLP as Varian Semiconductor’s independent registered public accounting firm for fiscal year 2011.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve our 2011 Management Incentive Plan.	☐	☐	☐

Mark box at right if comments or address change have been made on the reverse side of this card.	☐

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: